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                               AGREEMENT OF LEASE

                   (1112 19th Street, N.W., Washington, D.C.)

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                                SMITH & WOLLENSKY


                                  July 8, 1998

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                                TABLE OF CONTENTS

TITLE                                                                       PAGE
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1.   Definitions ..........................................................    1
      A.    Definitions of Business Terms .................................    1
      B.    Additional Definitions ........................................    2
2.   Premises .............................................................    4
3.   Term; Commencement Date; Permits, etc. ...............................    4
      3.1   Commencement Date .............................................    4
      3.2   Renewal Option ................................................    5
      3.3   Declaration ...................................................    5
4.   Rent; Monthly Base Rent; Allowance and Abatement .....................    5
      4.1   Monthly Base Rent .............................................    5
      4.2   Rent Credit ...................................................    5
5.   Acceptance of the Premises ...........................................    6
6.   Percentage Rent ......................................................    6
      6.1   Calculation ...................................................    6
      6.2   Periodic Payment and Reporting ................................    6
      6.3   Records Maintenance ...........................................    7
      6.4   Audit Rights ..................................................    7
      6.5.  Radius Restriction ............................................    8
7.   Real Estate Taxes ....................................................    8
8.   Sale, Use or Other Taxes .............................................    9
9.   Personal Property Taxes ..............................................    9
10.  Late Charge; Interest ................................................    9
11.  Use of Premises; Continuous Operation ................................   10
      11.1  Use ...........................................................   10
      11.2  Continuous Operation ..........................................   10
12.  Additional Matters ...................................................   11
13.  Repairs by Tenant ....................................................   12
14.  Repairs  .............................................................   12
15.  Laws and Ordinances ..................................................   13
16.  No Landlord's Work; Tenant's Work; Alterations .......................   13
      16.1  Landlord's Work and Tenant's Work .............................   13
      16.2  Alterations by Tenant .........................................   13
17.  Ownership of Alterations and Equipment and Other Property;
     Removal of Tenant's Personal Property ................................   14

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      17.1  Landlord's Property ...........................................   14
      17.2  Removal .......................................................   14
18.  Damage or Destruction ................................................   15
      18.1  General Provisions ............................................   15
      18.2  Restoration by Tenant .........................................   15
      18.3  Termination Rights ............................................   16
19.  Condemnation .........................................................   16
20.  Defaults; Landlord's Remedies ........................................   16
      20.1  Events of Default .............................................   16
      20.2  Landlord's Remedies ...........................................   17
      20.3  Extent of Liabilities .........................................   18
      20.4  Tenant's Waiver ...............................................   19
      20.5  Landlord's Lien ...............................................   19
      20.6  Remedies Cumulative ...........................................   20
      20.7  Landlord's Default ............................................   20
21.  Utilities ............................................................   20
22.  Tenant's Insurance ...................................................   21
      22.1  Liability Insurance ...........................................   21
      22.2  Tenant's Casualty and Property Insurance ......................   21
      22.3  Policy Requirements ...........................................   21
      22.4  Additional Insurance ..........................................   22
      22.5  Effect of Tenant's Activities on Insurance ....................   22
23.  Tenant's Insurance ...................................................   22
24.  Waiver of Subrogation ................................................   22
25.  Assignment and Subletting ............................................   23
      25.1  General Provisions ............................................   23
26.  Signs ................................................................   26
27.  Rules and Regulations ................................................   26
28.  Landlord Access ......................................................   26
29.  Subordination ........................................................   26
30.  Estoppel Certificates; Financial Statements ..........................   27
      30.1  Estoppel Certificate ..........................................   27
      30.2  Financial Statements ..........................................   27
31.  Hold Over ............................................................   28
32.  Quiet Enjoyment ......................................................   28
33.  Prohibited Materials and Property ....................................   28
34.  Landlord's Successors ................................................   29
35.  Attorneys' Fees ......................................................   29

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36.  Notices ..............................................................   29
37.  Remedies Cumulative; No Waiver .......................................   30
38.  Final Agreement; Severability ........................................   31
39.  Time is of the Essence ...............................................   31
40.  Indemnity ............................................................   31
41.  Exculpation ..........................................................   31
42.  No Liability .........................................................   32
43.  No Partnership .......................................................   32
44.  Brokerage ............................................................   32
45.  Tenant's Authority ...................................................   32
47.  Landlord's Courtesy Account ..........................................   33
48.  Governing Law; Construction ..........................................   33
49.  Benefit and Burden; No Recording .....................................   33
50.  No Further Representations or Warranties .............................   33
50.  Waiver of Jury Trial; Tenant's Agent; Consent to Jurisdiction ........   34
      50.1  Waiver of Jury Trial ..........................................   34
      50.2  Consent to Jurisdiction .......................................   34

                                LIST OF EXHIBITS

            A.    Legal Description of Land

            B.    Declaration Confirming Commencement Date

            C.    Rules and Regulations

            D.    Work Agreement



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                               AGREEMENT OF LEASE

      THIS AGREEMENT OF LEASE (this "Lease") is made as of the 8th day of July, 1998, by and between (i) 1112 Nineteenth Street Associates, a District of Columbia joint venture, and (ii) S & W D.C., L.L.C., a Delaware limited liability company ("Tenant").

                                    AGREEMENT
                                    ---------

            1. DEFINITIONS. Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Paragraph:

                  A. DEFINITIONS OF BUSINESS TERMS

                        1. BASE RENT: Three Hundred Thirty-Three Thousand Dollars ($333,000.00) PER ANNUM, payable in equal monthly installments of Twenty-Seven Thousand Seven Hundred Fifty Dollars ($27,750.00).

                        2. BROKER: Equis Corporation.

                        3. BUILDING: The building located at 1112 19th Street, N.W., Washington, D.C. located on the Land.

                        4. COMMENCEMENT DATE. Determined pursuant to
Paragraph 3.

                        5. PREMISES: The entire Building, containing approximately 20,000 gross square feet of space, and the Land.

                        6. EFFECTIVE DATE: The date of execution hereof by both Landlord and Tenant.

                        7. LAND: The Land upon which the Building is situated, as more particularly described in EXHIBIT A hereto.

                        8. LANDLORD'S ADDRESS: 2175 K Street, N.W., Suite 100, Washington, D.C. 20037, Attention: Mr. Thaddeus A. Lindner and Mr. Sergius Gambal.

                        9. PERCENTAGE RENT: Four and one-half percent (4.5%) of Gross Receipts in excess of (i) Eleven Million Dollars ($11,000,000.00) in any Lease Year during the first fifteen and one-half (15 1/2 years) of the Term,
(ii) Fifteen Million Dollars ($15,000,000.00) in any Lease Year during the first Renewal Term, and (iii) Twenty One Million Three Hundred Seventy Five Thousand Dollars ($21,375,000.00) in any Lease Year during the second Renewal Term. In each case, the Percentage Rent shall be determined, in arrears, in accordance with Paragraph 6 below.
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                        10. SECURITY DEPOSIT: None.

                        11. TERM: Fifteen and one-half (15 1/2) years, commencing on the Commencement Date and ending, in all events, fifteen and one-half (15 1/2) years from the last day of the month in which the Commencement Date occurs, unless extended pursuant to Paragraph 3.2 below or earlier terminated pursuant to the provisions of this Lease.

                        12. GUARANTOR: The New York Restaurant Group, Inc., a Delaware corporation.

                        13. GUARANTY: That certain Guaranty of even date herewith from Guarantor in favor of Landlord guarantying full payment and performance of Tenant's obligations under this Lease.

                  B. ADDITIONAL DEFINITIONS

                        1. ADDITIONAL RENT: Any and all amounts required to be paid by Tenant pursuant to the provisions of this Lease (including, but not limited to, the payments to be made pursuant to Paragraphs 6 through 10 and 23 hereof, but excluding Monthly Base Rent) and any charges or expenses paid or incurred by Landlord on behalf of Tenant pursuant to this Lease.

                        2. ALTERATIONS: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, including, but not limited to, the installation, substitution, alteration, or modification of carpeting, partitions, fixtures, counters, doors, air-conditioning ducts, plumbing, piping, lighting fixtures and wiring of any kind, hardware, locks, ceilings, window and wall coverings and the like, but specifically excluding Tenant's Property (as defined in Paragraph 1.B.11 below).

                        3. GROSS RECEIPTS: The entire amount of the actual receipts, whether for cash or otherwise, of all sales of food, liquor, merchandise, service or any other receipt whatsoever of all business conducted in or from the Premises (including any sidewalk or other public areas that Tenant is able to use or to obtain access) during the applicable period, including, but not limited to, mail orders, telephone orders and/or other orders in whatever manner received or filled, whether in whole or in part, at the Premises, (including any sidewalk or other public areas that Tenant is able to use or to obtain access) and including all deposits not refunded to purchasers, orders taken, sales to employees, sales through vending machines or other devices, and sales by any subtenant, concessionaire or licensee or otherwise in or from the Premises, provided that nothing herein shall prevent Landlord from requiring an additional or different Percentage Rent as a condition to approval of any subtenant, concessionaire or licensee hereunder. No deduction shall be allowed for uncollected or uncollectible accounts, any income or similar tax based on income or any gross receipts tax. Gross Receipts shall not include any
(i) sales tax, use tax, or any other tax separately collected by Tenant or paid to any duly constituted governmental authority, (ii) the exchange of merchandise between the restaurants or stores of Tenant, if any, where such exchange of goods or merchandise are made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which had theretofore been made at, in, from or upon the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in, from or upon the Premises, (iii) the amount of returns to shippers or manufacturers, (iv) the amount of any cash or


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credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, but only to the extent of such refund, if the selling price of such merchandise was previously included in Gross Receipts, (v) sales of Tenant's store fixtures, and
(vi) the amount of any sales to employees or sales made pursuant to a customer promotional program, except to the extent of amounts charged for the same (the exclusions set forth in clauses (i) through (vi) are collectively referred to as the "Exclusions"). Notwithstanding anything in the Lease (including this Paragraph I B 3) to the contrary, the aggregate amount of the Exclusions shall not exceed three (3) percent of Gross Receipts in any Lease Year.

                        4. GROUND LEASES: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

                        5. HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                        6. LEASE YEAR: That period of twelve (12) consecutive calendar months commencing on the first day of the calendar month in which the Commencement Date occurs, and each consecutive twelve (12)-month period thereafter.

                        7. MONTHLY BASE RENT: Equal monthly installments of one-twelfth (1/12th) of the Base Rent.

                        8. REAL ESTATE TAXES: Taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system, and whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other governmental purpose, charges of any business improvement district, and any gross receipts or similar taxes). Real Estate Taxes shall include the reasonable expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments. Real Estate Taxes shall not include any estate, inheritance, succession, capital levy, corporate franchise, transfer or income tax of Landlord. If there is any change by the taxing body in the period for which any of the Real Estate Taxes are levied, assessed or imposed, Landlord shall have the right, in its reasonable discretion, to make appropriate adjustments with respect to computing increases in Real Estate Taxes provided Tenant is not thereby unduly prejudiced.

                        9. RENT: All Base Rent and Additional Rent.

                        10. TENANT'S PERSONAL PROPERTY: All equipment, machinery, improvements, furniture, furnishings and other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any


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property of Landlord) with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises, the Building or the Land, and (b) is removable without damage to the Premises, the Building or the Land and (c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of the Tenant Work, whether or not any such property was purchased or installed at Tenant's expense. Tenant's Personal Property shall include its furniture, equipment, logos and Removable Trade Fixtures (as defined below). For purposes hereof, "Removable Trade Fixtures" shall mean Tenant's (i) removable decor items and office equipment,
(ii) signs, sign posts and sign standards, and (iii) food and customer service equipment (including, without limitation, walk-in refrigerators and freezers, remote refrigeration system and exhaust systems and hoods).

                        11. TENANT WORK: The initial improvements to the Building to be performed by Tenant, as more particularly described in EXHIBIT D hereto.

                        12. WORK AGREEMENT: The Work Agreement between Landlord and Tenant attached hereto as EXHIBIT D.

      2. PREMISES. For and in consideration of the Rent reserved and the mutual covenants contained in this Lease, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord, the Premises for the Term and upon the terms and conditions set forth in this Lease. Any approximations of square footage contained in this Lease shall in no way affect the payment of Rent under this Lease should any variance be found to exist between said approximation and the actual square footage. Landlord represents to Tenant that it owns the Premises

      3. TERM; COMMENCEMENT DATE; PERMITS, ETC.

            3.1 COMMENCEMENT DATE. The Commencement Date shall occur upon the earlier to occur of: (i) the date Tenant opens a restaurant for business to the public from the Premises or (ii) one-hundred eighty (180) days after Landlord delivers to Tenant possession of the Premises free of other tenancies. The Term shall commence upon the Commencement Date and shall expire on the date that is fifteen and one-half (15 1/2) years following the day prior to the Commencement Date, unless extended or earlier terminated pursuant to the provisions of this Lease (such date as extended pursuant to Paragraph 3.2 below or earlier termination is hereinafter referred to as the "Lease Expiration Date"). This Lease shall otherwise become effective upon the Effective Date, except that all payments of Base Rent and Additional Rent hereunder shall commence as of the Commencement Date. If Landlord has not delivered the Premises to Tenant on or before February 15, 1999, then this Lease shall not be void, voidable or, except as set forth in the next sentence, subject to termination, nor shall Landlord be liable to Tenant for any loss or damage resulting from any failure of Landlord to deliver the Premises to Tenant on or before such date. If the Premises have not been delivered before such date, Tenant shall have the right to terminate this Lease any time after February 15, 1999 and before Tenant's receipt of a Delivery Notice (as defined below). If Landlord has been unable to deliver the


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Premises by January 1, 2000, then either Landlord or Tenant may terminate this
Lease at any time upon written notice. For purposes of this Lease, a Delivery Notice shall mean and refer to a written notice to Tenant setting a date within thirty (30) days of such notice by which Landlord states that it shall deliver the Premises to Tenant.

            3.2 RENEWAL OPTION. Tenant is granted the option to extend the Term for two (2) extended terms of five (5) years each (each, a "Renewal Term"), provided that (i) Tenant is not in default at the time of exercise of each respective option or on the first day of such Renewal Term, and (ii) Tenant gives Landlord written notice of its exercise of the option at least three hundred sixty-five (365) days prior to the expiration of the Term or the first Renewal Term, as the case may be. Each Renewal Term shall be upon the same terms, conditions and rental, except that the Base Rent shall be increased to
(i) Five Hundred Forty Thousand Dollars ($540,000.00) per year during the first Renewal Term, and (ii) Eight Hundred Thousand Dollars ($800,000.00) during the second Renewal Term. In addition, for each Lease Year during each Renewal Term, Tenant shall pay the Percentage Rent.

            3.3 DECLARATION. Landlord and Tenant agree to execute a Declaration, in the form attached hereto as Exhibit B, to confirm the Commencement Date and other matters set forth thereon. Failure to execute the Declaration shall constitute a default under this Lease, but shall not affect the commencement or expiration of the Term.

      4. RENT; MONTHLY BASE RENT; ALLOWANCE AND ABATEMENT.

            4.1 MONTHLY BASE RENT. The first payment of Monthly Base Rent shall be due on the Effective date and thereafter shall be payable on the first day of each and every month as and when due during the Term. If the Commencement Date is a date other than the first day of a month, however, Rent for the period commencing with and including the Commencement Date and ending on and including the day prior to the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the Monthly Base Rent per day. All payments of Rent shall be payable to Landlord at Landlord's Address, in lawful money of the United States, without previous notice or demand and without deduction, set-off or counterclaim whatsoever. Landlord shall have the right to change the place where Rent shall be paid by written notice to Tenant.

            4.2 RENT CREDIT. Landlord hereby agrees to provide Tenant with a rent credit in the aggregate amount of Eighty-Two Thousand Five Hundred Dollars ($82,500.00) (the "Rent Credit"). The Rent Credit shall be amortized (and realized by Tenant) without interest on a straight-line basis over the initial two (2) Lease Years, such that beginning upon the Commencement Date the Monthly Base Rent shall be reduced by Three Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($3,437.50) during each month of such two (2)- Lease Year period ($3,427.50 x 24 months = $82,500.00). In addition to the Rent Credit, Landlord hereby agrees to provide Tenant with an additional rent credit (the "Additional Rent Credit"), in an amount not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) for any costs incurred by Tenant directly related to upgrading the utility services to the Building, which Additional Rent Credit shall be credited in the same manner and over the same time period as the Rent Credit. Tenant shall provide written receipts to Landlord evidencing the amounts paid by Tenant for such upgrading. Thereafter, Landlord shall deliver written notice to Tenant


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confirming the amount of the Additional Rent Credit or questioning the amount or nature of such costs for purposes of this Paragraph 4.2.

      5. ACCEPTANCE OF THE PREMISES. Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant: (a) accepts the Premises as suitable for the purposes for which they are leased; (b) accepts the Premises and every part and appurtenance thereof as being in a good and satisfactory condition; and
(c) accepts the Premises in "As Is" condition and waives any defects in the Premises. Tenant shall not occupy or use the Premises prior to the Commencement Date without Landlord's prior consent and unless all provisions of the Lease shall be in full force and effect. Landlord shall not be liable to Tenant or any of Tenant's agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur. Tenant, for itself and its agents, employees, licensees, servants, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or any part thereof. Notwithstanding anything to the contrary in this Lease, Landlord represents to Tenant that, except as set forth in that certain letter report of AMN Engineers dated February 1, 1994, Landlord has no actual knowledge of any structural defects in the Building.

      6. PERCENTAGE RENT.

            6.1 CALCULATION. For each Lease Year or portion thereof during the Term (including any Renewal Term), Tenant shall pay to Landlord, as "Percentage Rent" hereunder, an amount equal to four and one-half percent (4.5%) of the Gross Receipts in excess of (i) Eleven Million Dollars ($11,000,000.00) attributable to such Lease Year during the initial fifteen and one half (15 1/2) years of the Term, (ii) fifteen Million Six Hundred Thousand Dollars ($15,600,000.00) attributable to each Lease Year during the first Renewal Term, and (iii) Twenty One Million Three Hundred Seventy Five Thousand Dollars ($21,375,000.00) attributable to each Lease Year during the second Renewal Term, in each case payable monthly in arrears. Such Percentage Rent shall be in addition to the Base Rent and other Additional Rent payable hereunder. Anything contained in this Lease to the contrary notwithstanding, there shall be no abatement, apportionment or suspension of the Percentage Rent payable hereunder. Commencing with the first (1st) Lease Year of the Term, and continuing throughout the remainder of the Term, the payment of Percentage Rent due under this Lease shall be calculated annually in accordance with the provisions of this Paragraph 6.1 and shall be payable as provided in Paragraph 6.2 below.

            6.2 PERIODIC PAYMENT AND REPORTING. Within sixty (60) days after the expiration of each Lease Year, Tenant shall deliver to Landlord (i) a statement certified without material qualification by the independent certified public accountant regularly retained by Tenant, or a "Big Five" accounting firm or such other accounting firm as may be approved by Landlord in its sole and absolute discretion, setting forth the amount of Tenant's Gross Receipts for each such Lease Year and (ii) payment of the Percentage Rate. If the accountants' certification does not verify the amount of Gross Receipts for any Lease Year, Tenant shall deliver to Landlord, together with the conflicting accountants' certification, a written statement by the accountants who prepared such certification explaining the discrepancy. Tenant shall


                                      -6-
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require its subtenants, if any, to furnish similar statements to Tenant within the same periods specified. For the last Lease Year, the statements of Gross Receipts shall end with the expiration or termination of this Lease. All such statements of Gross Receipts shall list as separate amounts (a) Gross Receipts upon which Percentage Rent shall be computed and (b) other categories of receipts not subject to Percentage Rent. If Tenant fails to timely deliver any of the annual reports required by this Paragraph 6.2, Tenant shall pay Landlord, a late charge fee in accordance with Paragraph 10 hereof.

            6.3 RECORDS MAINTENANCE. For the purpose of ascertaining the amount payable as Percentage Rent, Tenant agrees to prepare and keep on the Premises for a period of not less than three (3) years following the end of each Lease Year adequate records which shall show inventories and receipts of food, liquor and merchandise at the Premises, and daily receipts from all sales and other transactions and any other persons conducting any business upon or from the Premises, including subtenants, licensees or concessionaires. Tenant shall record at the time of each sale or other transaction, all receipts from sales or other transactions whether for cash or credit in a cash register or in cash registers sealed in a manner approved by Landlord and having such other features as shall be approved by Landlord. Tenant further agrees to keep on the Premises for three (3) years following the end of each Lease Year adequate records in keeping with Generally Accepted Accounting Principles ("GAAP") evidencing the gross income, sales and tax returns with respect to such Lease Years and all pertinent original sales records, which may include: (a) cash register tapes, including tapes from temporary registers; (b) serially numbered sales slips; (c) the originals of all mail orders at and to the Premises; (d) the original records of all telephone orders at and to the Premises; (e) settlement report sheets of transactions with subtenants, concessionaires and licensees; (f) the original records showing that merchandise returned by customers was purchased at the Premises by such customers; (g) memorandum receipts or other records of merchandise taken out on approval; (h) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; and (i) the records specified in (a) through (h) above of any subtenants, assignees, concessionaires, or licensees. Landlord and Landlord's authorized representatives shall have the right to examine the foregoing records during reasonable business hours.

            6.4 AUDIT RIGHTS. Landlord shall have the right to have an audit made of Tenant's books and records pertaining to sales at the Premises. If any statement required by Paragraph 6.2 above is found to differ by more than three percent (3%) from the audited amount, Tenant shall pay for any and all costs and fees of such audit and any deficiency in Percentage Rent within fifteen (15) days after notice from Landlord, and if such audit proves such statements to be correct, or such statements collectively do not vary by more than three percent (3%) from the results of the audit, then the expenses of such audit shall be borne by Landlord. In the event Landlord is unable to conduct a proper examination and/or audit, in the reasonable judgment of Landlord's auditor due to Tenant's failure or inability to produce adequate records, the parties agree that Landlord shall have been deprived of an important right under this Lease and, as a result thereof, will suffer damages in an amount which is not readily ascertainable; therefore, in addition to, and not in lieu of, any other remedies which Landlord has under this Lease, at law or in equity, shall have the right, at its option, to collect, as liquidated damages (and not as a penalty), an amount equal to fifteen percent (15%) of the greater of (i) Percentage


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Rent reported for the period or periods in question or (ii) the Base Rent payable for the period or periods in question.

            6.5. RADIUS RESTRICTION.

                  6.5.1 Except as expressly provided in Paragraph 6.5.2 below, during the Term, neither Tenant nor Tenant's management, or any person or entity controlled by Tenant or controlling Tenant (including, without limitation, the New York Restaurant Group, Inc.), or controlled by the same person or entity or persons or entities who control Tenant (individually and collectively, the "Tenant Affiliate"), shall own, operate or maintain, or have any significant affiliation, investment or interest, directly or indirectly, through or with any other person, partnership, corporation, agent or employee in any similar or competing business as that being operated at the Premises, within a radius of five (5) miles from the Premises (which distance shall be measured in a straight line without reference to road mileage) (the "Restricted Area"). Tenant acknowledges that Landlord's obtaining a fair and equitable rental for the Premises under this Lease is dependent upon Tenant's concentrating its business efforts within the geographical area in which the Premises are located so as to maximize the Gross Receipts, and Tenant further acknowledges that any activity by Tenant within such geographical area in operating or participating in the operation of a similar or competing business shall necessarily have an adverse effect on the volume of Gross Receipts by Tenant at the Premises to the detriment of Landlord and will deprive Landlord of the fair rental to which the parties have agreed. Accordingly, in the event that during the Term there is a breach of the covenant set forth in the first sentence of this Paragraph 6.5, then the Gross Receipts of any such other place of business shall be included in the Gross Receipts made from the Premises to determine the Percentage Rent due under this Lease, as fully as though such Gross Receipts had actually been made from the Premises. In such event, all of the provisions of this Paragraph 6 shall be applicable to the Gross Receipts of, and all the books and records pertaining to, such competing restaurants.

                  6.5.2 Notwithstanding anything to the contrary in Paragraph
6.5.1 above, a Tenant Affiliate shall have the right to open and operate an Existing Restaurant Concept (as defined below) of Guarantor, other than a Smith & Wollensky steakhouse, grill or similar concept or any other restaurant with a theme that has been introduced into the Premises (collectively, the "S & W Concept") in the Restricted Area. The term "Existing Restaurant Concept" shall mean any of the following restaurant concepts operated by Guarantor or its affiliates as of the date of this
Lease: The Manhattan Ocean Club, Cite, Maloney & Porcelli, and Park Avenue Cafe, but expressly excluding the S & W Concept). Neither Tenant nor any Tenant Affiliate shall open or operate any S & W Concept in the Restricted Area (other than at the Premises) during the Term.

      7. REAL ESTATE TAXES. Base Year Real Estate Taxes are included as a portion of Base Rent. "Base Year Real Estate Taxes" are hereby defined as the lesser of (i) the Real Estate Taxes for the second Lease Year or (ii) Sixty Thousand Dollars ($60,000.00). For the second Lease Year and each Lease Year during the Term (including any Renewal Term), Tenant shall pay all real estate taxes in excess of the Base Year Real Estate Taxes, calculated (if Landlord so elects) on a semi-annual basis. Landlord shall provide Tenant with (i) copies of all bills for Real Estate Taxes arising during the prior Lease Year or a part thereof, (ii) determine the actual Real Estate Taxes for such Lease Year or a part thereof, and (iii) provide to Tenant a statement of the amount payable by Tenant on account of Real Estate Taxes for such period (but Tenant shall not be relieved of any of its obligations hereunder in the event Landlord's expense statement is not provided semi-annually). Within thirty (30) days after the delivery of such statement, Tenant shall pay to Landlord any excess of Real Estate Taxes, over the Base Year Real Estate Taxes, calculated (if Landlord so elects) on a semi-annual basis. Tenant's liability for the final payment of Real Estate Taxes shall survive the expiration or termination of the Term. Landlord represents to Tenant that as of July 1, 1998, the real estate tax assessment for the Premises is Two Million Seventy Six Thousand Eight Hundred Dollars ($2,076,800) and the applicable real estate tax rate is Two Dollars and Fifteen Cents ($2.15) per One Hundred Dollars ($100.00) of assessment.

      8. SALES, USE OR OTHER TAXES. If, during the Term (including any Renewal
Term), any governmental authority having jurisdiction levies, assesses or imposes any tax on the Premises or any part thereof or the rents payable hereunder, in the nature of a sales tax, a use tax (including a gross receipts tax) or any other tax except (a) income taxes (including corporate franchise or unincorporated business taxes); (b) estate or inheritance taxes; or (c) Real Estate Taxes, Tenant shall pay the same to Landlord as Additional Rent at the time of, and together with, the first payment of Monthly Base Rent due following receipt by Tenant of written notice of the amount of such tax. If any such tax is levied, assessed or imposed and the amount of the tax required to be paid by Tenant is not ascertainable because the tax relates to more than the Premises or the rents payable hereunder, then Tenant shall pay such share of the total taxes that Landlord shall reasonably estimate.

      9. PERSONAL PROPERTY TAXES. Tenant shall pay, before delinquency, all taxes, assessments, license fees and other charges that are levied or assessed against Tenant's Personal Property installed or located in or on the Premises and against the value of leasehold improvements that become payable during the Term, any business and professional occupational license taxes or fees applicable to Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any of such taxes or fees are levied against Landlord or Landlord's property, or if the assessed value of the Land or the Building is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment.

      10. LATE CHARGE; INTEREST. All payments of Monthly Base Rent, Percentage Rent and Additional Rent shall be paid to Landlord, without notice or demand, and without any setoff, deduction or counterclaim whatsoever. All payments of Additional Rent due hereunder shall be paid with the installment of Monthly Base Rent next due after such Additional Rent shall have accrued. Nothing contained in Paragraphs 6 through 10 or elsewhere herein shall be construed at any time to reduce the amount of Monthly Base Rent as increased each year. Notwithstanding any dispute which may arise in connection with the computation or estimate of the amount of Additional Rent due, Tenant shall be obligated to pay the amount reasonably specified by Landlord, pending the resolution of any dispute. Any installment of Monthly Base Rent, Percentage Rent or Additional Rent not paid within five (5) days of the due date thereof shall be subject to a late charge of five percent (5%) of such installment. In addition, such unpaid installment shall bear interest until paid at the rate of the lower of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest permitted by law. Tenant's obligations to pay any amounts of Monthly Base Rent, Percentage Rent and Additional Rent shall survive the expiration or termination of this Lease.

      11. USE OF PREMISES; CONTINUOUS OPERATION

            11.1 USE. During the Term (including any Renewal Term), the Premises shall be used and occupied by Tenant solely for the purpose of operating a white table cloth restaurant and food service establishment, similar to any of Tenant's existing restaurant concepts, serving liquor for on-premises consumption, and for no other purpose whatsoever. In addition, the Premises shall not be used for any illegal purpose or in violation of any applicable law, or in any manner which could or might (i) create any nuisance or trespass; (ii) violate any of the covenants, agreements, terms, provisions and conditions of this Lease, or of any lien, covenant or encumbrance which runs with the Land and thereby affects the Building; or (iii) impair the appearance or reputation of the Building. Tenant shall have unlimited access to the Premises for deliveries of goods and the removal of wastes. Tenant shall have the right to inspect the Building to determine if it can be used for rooftop patio dining. If Tenant determines that the Building is suitable for such use, subject to the other provisions of this Lease, Tenant may, at its expense and without liability to Landlord, perform any upgrades to the Building necessary to allow and support such use. In connection with such upgrades, Landlord, upon the written request of Tenant, shall reasonably cooperate with Tenant in respect of any required filings, provided the same do not cause Landlord to incur any expense nor create any liability for Landlord.

            11.2 CONTINUOUS OPERATION.

                  (a) Tenant hereby covenants, warrants and represents that it will occupy the Premises on the Commencement Date (or as soon thereafter as Tenant shall have completed its Tenant Work). Tenant shall accept the Premises in their "as is-where is" condition on the Effective Date. Tenant hereby further covenants, warrants and represents that at all times during the Term hereof, Tenant shall continuously and uninterruptedly operate a full-service, sit-down, white table cloth restaurant from the Premises of the type described in Paragraph 12.1. In no event shall Tenant be permitted to be open for business beyond the hours of operating permitted pursuant to the laws of the District of Columbia. If Tenant shall fail to (i) open for business within sixty (60) days after the Commencement Date or (ii) remain open for business as herein provided at the hours set forth herein, the same shall constitute a material breach of this Lease giving rise to the remedies provided in this Lease and available at law or in equity, and in addition Landlord shall be entitled, among its other remedies, to (x) collect from Tenant an amount equal to all Monthly Base Rent due under this Lease PLUS an additional amount (which shall constitute Additional Rent under this Lease) of twelve percent (12%) of the Monthly Base Rent per day for each and every day until the date Tenant fully utilizes the Premises for Tenant's business pursuant to this Lease, (y) terminate this Lease or exercise any of the remedies set forth in Paragraph 20 below, or (z) enjoin the removal or discontinuance of Tenant's business from the Premises by seeking injunctive relief or other appropriate remedy. The operating covenant set forth herein shall not be violated on account of closings attributable to Holidays, closings one (1) day a week, one (1) two (2) week vacation period each Lease Year, any casualty or condemnation, strike, natural disaster, alterations or refurbishings diligently prosecuted or other events beyond Tenant's reasonable control (such events being referred to herein as "Permitted Closings").

                  (b) Tenant shall not allow any objectionable odors to emanate from the Premises. With respect to objectionable odors which emanate or are dispelled from the Premises, Landlord shall have the right to require Tenant to take all actions which Landlord deems appropriate to eliminate such odors, including, without limitation, requiring Tenant to clean and maintain all of its equipment in a first-class manner to assure that it is operating properly, requiring Tenant to comply with operating techniques expected of similar restaurant operations, requiring Tenant to install, repair or replace any exhaust, ventilation, or air filtration systems within the Premises which Landlord deems appropriate, and/or requiring Tenant to make any other capital improvements within the Premises which Landlord reasonably deems appropriate.

                  (c) Tenant shall conduct no distress sales, such as `going out of business', fire, or bankruptcy sales on the Premises or elsewhere in the Building, and default by reason of Tenant's conducting such a sale shall constitute a default under this Lease entitling Landlord to the remedies provided in this Lease and available at law or in equity, including, but not limited to, injunctive relief or other appropriate remedy.

      12. ADDITIONAL MATTERS. With regard to use and occupancy of the Premises, Tenant will (i) keep the inside and outside of all glass in the doors and windows of the Premises clean; (ii) keep all exterior store front surfaces of Premises clean; (iii) keep the Premises clean at all times, including removal of ice and snow; (iv) replace promptly, at its expense, any cracked or broken plate or window glass of the Premises with glass of like kind and quality; (v) maintain the Premises and any garbage or dumpster areas at its expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (vi) remove all garbage, trash, rubbish or refuse from the Premises at its expense on a regular basis; (vii) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (viii) comply with all laws, ordinances, rules and regulations of governmental authorities and all reasonable requirements and recommendations of Landlord's fire insurance carrier now or hereafter in effect; (ix) procure and maintain, at its sole cost and expense, any permits and license required in the transaction of Tenant's business at the Premises or adjacent sidewalks; in connection with such upgrades, Landlord, upon the written request of Tenant, shall reasonably cooperate with Tenant in respect of any required filings, provided the same do not cause Landlord to incur any expense nor create any liability for Landlord; and (x) take such action as may be necessary to prevent water damage to the Premises in the event of forecasted flooding, including, without limitation, surrounding the perimeter of the Building with plastic and a sandbag barrier. Tenant will not (I) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the sidewalks adjacent thereto or elsewhere on the exterior of the Premises; (II) use or permit the use of any objectionable advertising medium such as, without limitation, loud speakers, phonographs, public address systems, sound amplifiers, radio or broadcasts within the Building which is in any manner audible or visible outside of the Premises; (III) permit undue accumulations of garbage, trash rubbish or other refuse within or without the Premises; (IV) cause or permit objectionable odors to emanate or be dispelled from the Premises onto the adjacent sidewalks; or (V) solicit business on the adjacent sidewalks.

      13. REPAIRS BY TENANT. Tenant agrees to maintain the Premises and the fixtures and systems therein (including, without limitation, all interior structural elements of the Building) in good order, repair and condition, during the Term at its sole cost and expense, and will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (except only Tenant's Personal Property) in the same good order, repair and condition as they are now in or shall be in at the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by this Lease, and ordinary wear and tear and damage by casualty or condemnation excepted. Tenant shall be solely responsible for keeping the Premises in good condition and repair throughout the Term, including, but not limited to, making all required and necessary repairs and replacements to the doors, light bulbs and fixtures (including tubes and casings), windows, glass, ceiling, mechanical, electrical and plumbing equipment of the Premises. The plumbing facilities shall not be used for any purpose other than that for which they are constructed and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be Tenant's liability. Tenant shall also initiate and carry out a program of regular maintenance and repair of the Premises, including, but not limited to, (i) the painting or refinishing of all areas of the interior and maintaining or replacing of all trade fixtures and equipment, ceiling tile, flooring and other items of display used in the conduct of Tenant's business, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition throughout the Term and (ii) obtaining and maintaining, at Tenant's cost, service contracts with reputable, licensed mechanical contractors reasonably acceptable to Landlord to carry, out a program of regular maintenance and repair of the heating, air-conditioning and ventilating systems, including, but not limited to, the replacement of any filters. The HVAC service contract must include all services suggested by the equipment manufacturer in the operating/maintenance manual for the HVAC system, and must become effective as of the Commencement Date. Within thirty (30) days prior to the expiration date hereof, Tenant shall have the HVAC system checked and serviced to insure proper functioning and shall furnish Landlord with satisfactory proof thereof. Tenant shall make all repairs to the Premises necessitated by any act or omission of Tenant or its agents, employees, or invitees. Tenant shall be responsible for the cleaning and maintenance of all grease traps within the Premises. To this end, Tenant covenants to enter into a grease trap cleaning contract reasonably acceptable to Landlord on or prior to the Commencement Date, and to furnish Landlord with a copy thereof. Tenant shall not place a load upon the floor of the Premises contrary to the weight, method of installment and position approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No equipment may be used or installed which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, security system or the electrical system of the Premises without the prior written consent of Landlord (except the provisions hereof shall not be applicable with respect to any Tenant
Work).

      14. REPAIRS. Tenant agrees to maintain the foundation and exterior structural elements of the Building and the roof and roof system, in good order, repair and condition. Tenant shall have the obligation to make, at its sole cost and expense, any structural and other repairs and replacements to the Building. Landlord shall have no duty to Tenant to maintain or to make any repairs or improvements to the Premises or any part thereof. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees, sublessees, contractors or invitees arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever (other than the acts of Landlord or its agents).

      15. LAWS AND ORDINANCES. Tenant will obtain and maintain, at its sole cost and expense, any and all certificates of occupancy for Tenant's use of the Premises. It is expressly understood that if any future law, ordinance, regulation, or order, or any change in the use of the Premises by Tenant, requires a new certificate of occupancy for the Premises, Tenant will obtain such permit at Tenant's own expense. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon Tenant or the Premises by the ordinances, laws, rules, orders or regulations of the District of Columbia or the state in which the Premises is located, whether required of Landlord or otherwise (it being understood that, in all events, Tenant shall be responsible for complying with all requirements of the Americans With Disabilities Act and all laws pertaining to the collection, sorting, separation and recycling of trash). Tenant will defend, indemnify and save Landlord harmless from all penalties, liabilities, damages, costs, expenses, suits, claims and demands resulting from Tenant's failure or negligence in this respect, unless caused by acts of Landlord or its agents.

      16. NO LANDLORD'S WORK; TENANT'S WORK; ALTERATIONS

            16.1 LANDLORD'S WORK AND TENANT'S WORK. Tenant acknowledges that it accepts the Premises in its "as-is" condition, and that Landlord is under no obligation to make any improvements of any nature to the Premises. The parties acknowledge that Tenant shall make certain initial improvements or "Tenant Work" to the Premises in accordance with the terms and conditions set forth in the Work Agreement attached hereto as EXHIBIT D.

            16.2 ALTERATIONS BY TENANT. Tenant will not make or permit any Alterations to the Premises or to the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Tenant may make minor, non-structural interior Alterations costing less than Twenty Five Thousand Dollars ($25,000.00) per year without Landlord's consent. Notwithstanding anything to the contrary in this Lease, Tenant shall not construct any additional structures or add any additional floors to the Building (subject to the final three (3) sentences of Paragraph 11.1 above). If Landlord consents to any Alterations, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, supervision of the work by Landlord's architect or contractor, and satisfactory evidence from Tenant of Tenant's ability to pay for such Alterations. Alterations may be made only at Tenant's expense by contractors or subcontractors reasonably approved in writing by Landlord, and only after Tenant shall have obtained any necessary permits from all applicable governmental and quasi-governmental authorities having jurisdiction, and furnished copies of the permits to Landlord. All Alterations must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of the District of Columbia or any state government (including, but not limited to, all rules and regulations applicable to historical properties and the provisions of the Americans With Disabilities Act). Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Building and the Land from all contractors, subcontractors and material suppliers for all work performed and materials furnished in connection with the Alterations on a timely basis. All agreements with contractors performing

Alterations shall limit their lien rights to the right to file a lien against Tenant's leasehold interest in the Premises. Notwithstanding the foregoing, if any mechanic's lien is filed against Landlord with respect to its interest in the Building and/or the Land for work or materials done for or furnished to Tenant, or claimed to have been done for or furnished to Tenant, the lien shall be discharged by Tenant within thirty (30) days thereafter, solely at Tenant's expense plus five percent (5%). If Tenant fails to discharge such lien Landlord may do so and treat the cost thereof as Additional Rent; but such discharge by Landlord shall not be deemed to waive the default of Tenant in not discharging the same. Tenant will defend, indemnify and hold Landlord harmless from and against any and all liabilities, costs (including reasonable attorneys' fees), expenses, liens, suits, claims, demands or damage to persons or property which may arise from the making of any Alterations. Except as expressly permitted hereby, if any Alteration is made without the prior written consent of Landlord, and Tenant fails to remove the same within twenty (20) days after written notice from Landlord to Tenant, then Landlord may correct or remove the Alteration at Tenant's expense, and all costs and expenses incurred by Landlord in connection with the removal of any mechanic's lien or the correction or removal of the Alternation plus five percent (5%) shall be payable as Additional Rent with the next due payment of Monthly Base Rent.

      17. OWNERSHIP OF ALTERATIONS AND EQUIPMENT AND OTHER PROPERTY; REMOVAL OF TENANT'S PERSONAL PROPERTY

            17.1 LANDLORD'S PROPERTY. Any Alterations and other property installed or located in the Premises by or on behalf of either party shall (except for Tenant's Personal Property) remain upon and be surrendered to Landlord with the Premises as a part thereof upon the expiration or termination of the Term; PROVIDED, HOWEVER, that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Term, Tenant's Personal Property, and provided further, that if Landlord shall elect that any Tenant Work or any Alterations be removed at the expiration of the Term, Tenant shall cause the same to be removed at Tenant's expense and shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease and except for ordinary wear and tear and damage by fire or condemnation, or shall reimburse Landlord for the cost of doing so.

            17.2 REMOVAL. Provided Tenant is not in default under this Lease Tenant shall have the right to remove all of Tenant's Personal Property from the Premises at the expiration or termination of this Lease. Tenant shall repair any and all damage occasioned by such removal. Any property belonging to Tenant or any other person, which is left in the Premises after the date the Lease has expired or is terminated for any reason, shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damage caused by Tenant's failure to remove the property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

      18. DAMAGE OR DESTRUCTION.

            18.1 GENERAL PROVISIONS. If following any damage to the Premises by fire or other insured casualty, restoration of the Premises is possible in accordance with Landlord's reasonable estimate, within a period of twelve (12) months from the date of the damage: (i) Landlord agrees to make all insurance proceeds it may receive available for restoration of the Premises by Tenant pursuant to the provisions set forth in Paragraph 18.2 hereof, up to the limit of insurance proceeds received subject to any prior rights of any mortgagee to such proceeds; and (ii) if the Premises are untenantable for Tenant's permitted uses, in whole or in part, during such period of restoration by Landlord, the Monthly Base Rent (but not Percentage Rent or Additional Rent) hereunder shall be abated proportionately to the extent and for the period of such untenantability; provided that, in all events, the abatement period shall expire upon the earlier to occur of (w) expiration of such twelve (12) month period,
(x) such time as Tenant shall have substantially completed all of its restoration obligations hereunder, (y) the date the Premises is otherwise rendered tenantable, or (z) the date Tenant conducts business from the damaged portion of the Premises.

            18.2 RESTORATION BY TENANT. All work necessary to restore and repair the Premises following any damage or casualty shall be performed by Tenant pursuant to the provisions of this Paragraph 18.2, including, without limitation, reconstruction, repair or restoration of exterior portions of the Building (such work being referred to herein as the "Restoration Work"). All Restoration Work shall be subject to all of the provisions of the Work Agreement regarding Tenant Work (including, without limitation, Landlord's right to approve plans and specification and the general contractor and the right to oversee the work). Landlord shall advance any insurance proceeds which it receives to Tenant to pay for the Restoration Work in accordance with disbursement procedures typically required by lenders in District of Columbia when making construction loans. Such disbursement procedures shall include, without limitation: (i) implementation of customary retainage requirements; (ii) delivery of certificates from the architect and the general contractor for the Restoration Work and any architect or inspector engaged by Landlord to monitor the same confirming that the work for which disbursement is being requested has been properly performed pursuant to approved plans and specifications; (iii) delivery of date-down endorsements to Landlord's title insurance policy prior to making any disbursement; and (iv) delivery of lien waivers from all parties performing materials, labor, goods or other services in connection with the Restoration Work prior to making any disbursement. Tenant shall commence the Restoration Work as soon as possible following any casualty, and shall diligently prosecute the same to completion. Tenant's failure to promptly commence and diligently prosecute the Restoration Work (including any design work necessary therefor) shall constitute an Event of Default hereunder. Landlord shall have the right, at any time, but shall not be required to, relieve Tenant of its obligation to perform the Restoration Work and to perform such work itself. Landlord shall have no obligation to advance funds for replacement or repair any of Tenant's Personal Property or any property required to be insured by Tenant pursuant to the provisions hereof; upon completion of the foregoing repair or reconstruction work, Tenant shall proceed with all due diligence to repair, restore or replace all of Tenant Personal Property and such other property as it is required to insure, and shall prosecute the same to completion.

            18.3 TERMINATION RIGHTS. If restoration is not possible, in accordance with Landlord's reasonable estimate, within a period of twelve (12) months, Landlord, at its sole option, shall have the right to terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder, shall terminate as of the date specified in such notice, which date shall be no later than one hundred twenty (120) days after the occurrence of such damage. Further, in the event at least sixty percent (60%) of the Building is damaged during the last eighteen (18) months of the Term, Landlord may terminate this Lease by written notice to Tenant. No compensation or claim or diminution of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business, arising from the necessity of repairing the Premises or any portion of the Building, however the necessity may occur, as determined in the sole discretion of Landlord.

      19. CONDEMNATION. If the Premises or any part thereof shall be taken or threatened to be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings (except as specifically set forth below), and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of any such taking, and this Lease shall terminate as to the portion of the Premises actually taken by the condemning authority and Monthly Base Rent (but not Percentage Rent or Additional Rent) shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim in the condemnation proceedings, such awards as may be allowed for its relocation expenses and the unamortized value (over the initial Term of this Lease) of the non-removable portions of the Tenant Work, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the Land and the Building or part thereof so taken and does not reduce the amount of Landlord's recovery. In no event shall Tenant be entitled to any award for the unexpired portion of the Term of this Lease. If the nature, location or extent of any proposed condemnation affecting the Building or the Land is such that Landlord elects to demolish all or a portion of the Building, then Landlord may terminate this Lease by giving at least sixty (60) days written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice. Monthly Base Rent shall be adjusted to such date. In the event more than twenty percent (20%) of the Premises is taken in any condemnation or similar proceeding, either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other given within thirty
(30) days after the taking. In the Lease is not so terminated, then this Lease shall continue in full force and effect, except that the Base Rent payable hereunder (but not the Percentage Rent, Percentage Rent or any Additional Rental obligations of Tenant hereunder) shall be equitably adjusted based upon the portion of the Premises so taken.

      20. DEFAULTS; LANDLORD'S REMEDIES.

            20.1 EVENTS OF DEFAULT. Any of the following occurrences or acts shall constitute an event of default ("Event of Default") under this Lease:

                  (a) If Tenant shall fail to pay any Monthly Base Rent, Percentage Rent or any Additional Rent within five (5) business days after written notice from Landlord that the same is past due;

                  (b) Any default by Guarantor under the Guaranty.

                  (c) If the Premises shall become vacant, deserted or abandoned for a period of at least five (5) consecutive days, except in connection with any Permitted Closings; or

                  (d) If Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

                  (e) If a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

                  (f) If a receiver, trustee or liquidator of Tenant of all or substantially all of the assets of Tenant, or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment; or

                  (g) If Tenant shall fail to maintain the insurance required under Paragraph 22; or

                  (h) An assignment, sublease or other transfer or change in restaurant concept in breach of Paragraph 25; or

                  (i) Tenant or a Tenant affiliate shall open or operate an S & W Concept in the Restricted Area (other than at the Premises pursuant to this Lease) during the Term.

                  (j) If Tenant shall fail to observe or perform any of the covenants, conditions and agreements of this Lease other than those referred to in Paragraph 20.1 (a) through (i) above, and such failure shall continue for a period of thirty (30) days after written notice to Tenant of such failure; provided, however, that if such failure is not reasonably capable of being cured within such thirty (30)-day period, then so long as Tenant has commenced curative action within such period and thereafter continues to diligently pursue such curative action, such thirty (30)-day period shall be extended for the period necessary to cure such default, but not more than ninety (90) days, inclusive of the original thirty (30)-day period.

            20.2 LANDLORD'S REMEDIES. If an Event of Default shall have occurred and is continuing Landlord shall have the following rights and remedies then or at any time thereafter, the election of which, singly or one or more in combination with each other, shall be at the sole option of Landlord:

                  (a) To make any payment required to be made by Tenant or to do any act required to be done by Tenant, provided that the making of any such payment or the expense of doing such act by Landlord shall constitute Additional Rent hereunder due and payable together with interest and late charges with the installment of Monthly Base Rent next due, but the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

                  (b) To terminate this Lease by written notice to Tenant, whereupon this Lease shall end and all rights of Tenant (but not the liability of Tenant) hereunder shall expire and terminate, any other notice to quit or notice of Landlord's intention to re-enter the Premises being hereby expressly waived by Tenant. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's Personal Property therefrom, and Landlord may forthwith re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be permitted. Landlord shall be under no liability by reason of any such reentry, repossession or removal.

                  (c) To enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for any damages or liability therefor and without terminating this Lease, and, if Landlord so elects, make such Alterations and repairs as, in Landlord's absolute discretion, may be necessary to relet the Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord may deem advisable, and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied, first, to the payment of any obligations of Tenant to Landlord hereunder, including interest thereon, other than any Rent; second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and the costs of Alterations, and repairs; third, to the payment of any Monthly Base Rent, Percentage Rent and Additional Rent due and unpaid, together with interest and late charges; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Tenant agrees to pay Landlord, on demand, any deficiency that may arise by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

            20.3 EXTENT OF LIABILITIES. If Landlord terminates this Lease or Tenant's right of possession of the Premises pursuant to Paragraph 20.2 hereof:

                  (a) Tenant shall remain liable for and shall pay on demand by Landlord (i) the full amount of all Monthly Base Rent, Percentage Rent and Additional Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and expenses incurred by Landlord in reentering and repossessing the Premises, in making good any default of Tenant, in making any Alterations to the Premises, in protecting and preserving the Premises, and in reletting the Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant, LESS (ii) the net proceeds of any reletting of the Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. Landlord shall be entitled to any excess with no credit to Tenant. Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions, and any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys' fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

                  (b) If Landlord determines that it is impracticable or extremely difficult to fix the actual damages, then, as an alternative to the remedy set forth in subparagraph (a), Tenant will pay to Landlord on demand, liquidated and agreed final damages for Tenant's default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the excess, if any, of (i) all Monthly Base Rent, Percentage Rent and Additional Rent payable under this Lease from the date of such demand for what would be the then unexpired term of this Lease in the absence of such termination, over (ii) the then fair market rental value of the Premises, as reasonably determined by Landlord. If any law shall limit the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease.

                  (c) Tenant's liability for Percentage Rent for each month following any termination of the Lease or Tenant's right to possession of the Premises through the unexpired Term hereof shall be computed by dividing (i) the total of all amounts which Tenant was liable to pay to Landlord as Percentage Rent hereunder from the Commencement Date until the date upon which this Lease or Tenant's right to possession of the Premises was terminated (or the day Tenant ceased conducting business from the Premises, if such date is earlier) by
(ii) the number of months in the Term prior to such date.

            20.4 TENANT'S WAIVER. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including, but not limited to, all creditors, does hereby specifically waive any and all rights and privileges which Tenant and all such persons might otherwise have under any present or future law (a) to redeem the Premises, or (b) to the benefit of any law which exempts property from liability for debt or for distress for rent.

            20.5 LANDLORD'S LIEN. Landlord shall have (in addition to all other rights) a right of distress for rent and a lien on all Tenant Work and the Tenant's Personal Property as security for all Monthly Base Rent, Percentage Rent and Additional Rent payable under this

Lease. In order to perfect and enforce said lien, Landlord may, at any time after default by Tenant in the payment of Rent or default of other obligations to be performed or complied with by Tenant under this Lease, seize and take possession of any and all of the Tenant Work and the Tenant's Personal Property. If Tenant fails to redeem the property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell Tenant's property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of Rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of Tenant's property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease. Upon Tenant's written request, Landlord agrees to subordinate its Landlord's lien to
(i) any purchase money loan provided to purchase specific items of equipment or furniture, (ii) the lien securing a working capital loan or similar line of credit in favor of any bona-fide third-party lender, as long as such purchase money or other lender enters into a landlord's subordination agreement reasonably acceptable to Landlord (which agreement shall, in all events, require the secured party to provide reasonable advance written notice to Landlord of its intent to remove any of Tenant's property from the Premises and require the secured party to promptly repair all damage to the Premises occasioned by the removal of Tenant's property) and (iii) any lessor of specific equipment leased to Tenant.

            20.6 REMEDIES CUMULATIVE. Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any Monthly Base Rent or Additional Rent due hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any provisions of this Lease.

            20.7 LANDLORD'S DEFAULT. Tenant agrees to provide written notice to Landlord and any lender having a lien on the Building or Land (provided such lender so requests of Tenant in writing) in the event Landlord breaches any of its obligations hereunder. In the event Landlord (or Landlord's lender) shall fail to cure any such breach within thirty (30) days after receipt of written notice from Tenant (or if such breach is not reasonably capable of being cured within thirty (30) days, such additional period as may reasonably be necessary to cure the same with due diligence), THEN Landlord shall be in default hereunder, and Tenant shall be entitled to bring an action for damages or injunctive relief against Landlord.

      21. UTILITIES. Tenant shall procure, at its own cost and expense, all gas, electricity, heat, telephone, cable television and other utility services it may desire directly from the local utility provider. Tenant shall procure separate metering for its electric and other utility usage. Tenant acknowledges that Landlord shall have no obligation to furnish any utilities or services to Tenant whatsoever. In no event shall Landlord have any obligation to Tenant should any of such services be suspended reduced, eliminated or curtail and in no event shall the Rent payable by Tenant hereunder be reduced, deferred or otherwise affected on account thereof.

      22. TENANT'S INSURANCE.

            22.1 LIABILITY INSURANCE. Tenant, at Tenant's expense, shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord and Tenant, public liability insurance and liquor liability insurance, each with limits of at least Five Million Dollars and No/100 ($5,000,000.00) in the aggregate and Two Million Dollars ($2,000,000.00) for each occurrence.

            22.2 TENANT'S CASUALTY AND PROPERTY INSURANCE. Tenant, at Tenant's expense, shall further carry a fire and extended "all risk" insurance policy including extended coverage endorsement for the risks of water escape and leakage from fire protective devices covering the entire Building and the Premises and all of Tenant's Personal Property, in each case for not less than the full replacement cost thereof. Tenant shall procure (i) fire and extended coverage and casualty insurance covering the entire Building and the Premises, all structural elements thereof and all systems therein (including portions thereof installed as a part of the Tenant Work) for the full replacement costs thereof, (ii) liability insurance, (iii) umbrella insurance, (iv) flood insurance, and (v) such other insurance policies which Landlord determines are necessary to afford all appropriate coverage for the Premises, all in amounts, with deductibles and with companies reasonably acceptable to Landlord. Subject to the requirements of any financing secured by the Land and/or the Building, all proceeds of such insurance shall be used to repair or replace the building and items so insured, unless this Lease is terminated pursuant to the provisions of Paragraph 18 hereof. In the event Landlord's lender does not permit disbursement of such insurance proceeds for repair, replacement or restoration, neither Landlord nor Tenant shall have any obligation to rebuild, repair or replace, except as otherwise expressly set forth in this Lease. All personal property in the Premises, shall remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

            22.3 POLICY REQUIREMENTS. The public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall (i) be issued in form reasonably acceptable to Landlord and Landlord's lender by good and solvent insurance companies qualified to do business in the jurisdiction in which the Building is located and reasonably approved by Landlord; (ii) designate as additional insureds Landlord, Tenant and mortgagees, as their interests may appear, with respect to the Land or the Building, and any other parties in interest from time to time reasonably designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord may carry; (iv) provide for thirty (30) days' prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and mortgagees with respect to the Land or the Building, and the employees and agents of each of the foregoing, as to property damage. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration of the insurance policy in question, Tenant shall deliver to Landlord a certificate of insurance issued by the insurer, as to each policy of insurance required to be maintained by Tenant under this Lease.

            22.4 ADDITIONAL INSURANCE. Tenant shall replace any damaged glass with glass of like kind and quality at Tenant's expense within seventy-two (72) hours after the damage occurs from any cause whatsoever. Failure to replace any damaged glass as herein provided shall constitute a default under this Lease.

            22.5 EFFECT OF TENANT'S ACTIVITIES ON INSURANCE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land or the Building which will increase the rate of, or make void or voidable, any fire or other insurance maintained by Landlord or any mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgment, due to Tenant's presence in the Premises, to any activity conducted or property installed or placed by Tenant on or about the Premises or to Alterations installed by Tenant or at Tenant's request, Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

      23. TENANT'S INSURANCE. Tenant's insurance under Section 22 is the primary coverage for the Land, the Building and the Premises, and is not in addition to (or to be affected by) any insurance which Landlord may elect to carry for its own benefit.

      24. WAIVER OF SUBROGATION. In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, or the net proceeds which would have been collected if Landlord had procured the insurance required of it hereunder, whether or not actually procured by Landlord. In any case in which Landlord shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability or expense or the maximum amount which would have been collectible had Tenant procured the insurance policies required of it pursuant to this Lease, whether or not actually procured by Tenant. Landlord and Tenant agree that each insurance policy described above, or otherwise covering the Premises or any part thereof, or personal property, fixtures and equipment located thereon and therein, shall contain a clause or endorsement pursuant to which the insurance companies waive subrogation and consent to a waiver of right of recovery. Landlord and Tenant further agree that each will not make any claim against or seek to recover from the other for any loss, cost, damage, liability, expense or peril covered by such insurance.

      25. ASSIGNMENT AND SUBLETTING.

            25.1 GENERAL PROVISIONS.

                  (a) Tenant shall not, directly or indirectly, voluntarily or involuntarily (i) assign, mortgage, pledge, encumber or otherwise transfer this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agents and invitees, (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law or otherwise, or (iv) change the restaurant concept in the Premises from the S & W Concept, in each case without the prior written consent of Landlord, which consent, subject to the other provisions of this Paragraph 25, shall not be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for its reasonable attorney's fees incurred in reviewing any requested consent, whether or not consent is ultimately given.

                  (b) The consent by Landlord to any change in restaurant concept or to assignment, subletting or transfer to any person is not to be construed as a waiver or release of Tenant from any provision of this Lease nor as a waiver of the necessity for such consent in a subsequent instance. In the event of any change in restaurant concept at the Premises or assignment, subletting or other transfer, Tenant shall remain fully liable as a principal and not as a guarantor or surety under this Lease. Neither an assignment, subletting or other transfer or change in restaurant concept at the Premises nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph, shall be deemed a waiver of any of the provisions of this Paragraph or release Tenant from its obligation to comply with the provisions of this Lease, and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder. For purposes of this paragraph, a transfer or transfers of fifty percent (50%) or more in interest of Tenant (whether interests in a limited liability company, stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant, or the merger of Tenant into another organization after which merger Tenant shall not be the surviving entity, shall be deemed an assignment of this Lease for which the Landlord's consent must be obtained. The initial public offering of Tenant's stock or the transfers of publicly traded shares of stock in Tenant made in the ordinary course, and not as a part of any takeover attempt, merger, consolidation, capital or similar transaction or other transaction intended to effect a change in the operating control of Tenant, shall not constitute a prohibited assignment or transfer for purposes of this Paragraph 25. Any lawful levy or sale or execution or other legal process shall be classified as an assignment within the meaning of this Lease, as shall be an adjudication in bankruptcy, voluntary or involuntary, or an appointment of a receiver by a state or Federal Court, or insolvency of Tenant, or the execution of a deed or other instrument for the benefit of creditors. Any assignment, subletting, transfer or change in restaurant concept at the Premises without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default under this Lease entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease or at law or in equity.

                  (c) Notwithstanding the provisions of subsection (a) of this Paragraph, Landlord shall not unreasonably withhold, delay, or condition its consent to a proposed assignment or subletting of the Premises or change in restaurant concept at the Premises by Tenant provided all of the following conditions, are satisfied in Landlord's reasonable discretion (the "Transfer Conditions"):

                        (i) No Event of Default exists under this Lease and no event exists which may become an Event of Default with the giving of notice or the passage of time or both;

                        (ii) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign, sublet, or transfer or change in the restaurant concept at the Premises;

                        (iii) The proposed assignee or subtenant provides Landlord with satisfactory and realistic annualized sales projections indicating Gross Receipts at least equal to the highest annual Gross Receipts generated by Tenant during the preceding three (3) Lease Years of the Term or, in the case of a change in the restaurant concept at the Premises, the reasonably estimated annual sales projections of Gross Receipts expected to be generated by Tenant using the new restaurant concept at the Premises;

                        (iv) The proposed assignee or subtenant is experienced in, and has a track record of, successful operation of "white table cloth" restaurants (as such term is commonly understood in the District of Columbia restaurant trade) similar to Tenant's business in the Premises (but not necessarily limited to the same cuisine as the initial tenant), has a good reputation in the restaurant industry, will maintain the same level of service and usage, and is not an entity to which Landlord or an affiliate of Landlord has made a prior decision not to lease space in its buildings or with which Landlord has had adverse dealings;

                        (v) The proposed use of the Premises complies with the provisions of Paragraph 11.1 and have a decor and physical layout that is consistent with the aesthetics and first-class quality of the then-existing Premises;

                        (vi) The proposed assignee or subtenant is not a party by whom any suit or action could be defended on the grounds of sovereign or diplomatic immunity;

                        (vii) The proposed subtenant or assignee has sufficient financial strength to satisfy all of its rental and other obligations under this Lease;

                        (viii) Tenant or the proposed assignee or subtenant submits to Landlord sufficient information upon which Landlord can reasonably base an informed judgment on the above criteria, including, in addition to such other information as Landlord shall require, the name, business experience, financial position (including, without limitation, its most recent audited financial statements), and business references (including any landlords in other locations) of the proposed subtenant or assignee, a description of the proposed transaction which shall include any and all documents relating thereto, the consideration to be delivered to Tenant for the assignment or sublease, and the identity of any partners, members, or principals of subtenant or assignee who may be involved in such a transaction, regardless of whether it is the intention of such parties to actively participate in the operation of the Premises, the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord; and

                        (ix) Tenant shall deliver a copy of any proposed assignment or sublease with the notice referred to in subparagraph (ii) above for approval by Landlord provided that: (a) any such assignment shall include an assumption by the assignee, from and after the effective date of such assignment, of the performance and observance of the covenants, conditions and obligations to be performed and observed on the part of Tenant contained in this Lease; (b) any such sublease shall specify that such sublease shall not be further assigned nor the Premises further sublet except in strict accordance with the provisions of this Lease and shall specify that the term of such sublease shall not extend beyond one day prior to the expiration of this Lease; and (c) any such sublease or assignment shall provide that Landlord shall be entitled, in its sole discretion, to treat said agreement as void in the event such sublessee or assignee has not obtained its liquor license(s) from the governmental authorities responsible for liquor licenses within four (4) months after such conditional transfer, notwithstanding Landlord shall have previously granted its consent thereto; and

                        (x) Neither the proposed subtenant or assignee (as then constituted), nor any "Affiliate") (as hereinafter defined) of such party has a history of late payments, defaults, bankruptcies, court cases or other property management problems (excluding problems attributable to any predecessor of such assignee or subtenant that does not then control or have an ownership interest in such party); and

                        (xi) The Guarantor signs and delivers to Landlord an agreement in form and substance satisfactory to Landlord wherein such Guarantor consents to the assignment, subletting or transfer or change in restaurant concept at the Premises and reaffirms its obligations under the Guaranty. For purposes hereof, an "Affiliate" shall mean an entity owned or controlled by, or under common control with, whether directly or indirectly, the proposed assignee or subtenant, or an entity in which the proposed assignee or subtenant controls or has direct or indirect ownership interest. Landlord shall respond to any consent for approval to any proposed assignment or subletting or change in restaurant concept at the Premises within sixty (60) days following any request therefor, accompanied by such additional information pertaining to the proposed assignee or subtenant or the change in restaurant concept at the Premises as Landlord may reasonably request. Notwithstanding any assignment, subletting or transfer or change in restaurant concept at the Premises pursuant to this paragraph, Tenant shall remain fully and primarily liable for the payment and performance of, and compliance with, all of its obligations under this Lease (including, without limitation, compliance with the prohibition set forth in Paragraph 6.5.2 [last sentence]).

                  (d) Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that
(i) the assignee or subtenant may not further assign or sublet the assigned or sublet space without Landlord's prior written consent (which, in the case of a further assignment proposed by an assignee, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph), (ii) the assignee or subtenant will comply with all of the provisions of this Lease pertaining to such sublet space, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to such sublet space. In addition to the foregoing, no sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

      26. SIGNS. Tenant shall have the right to install exterior and interior signage of such size and color, design and location as may reasonably be designated and approved by Landlord in writing. Such signage shall be installed and at all times thereafter maintained in good condition and repair and shall be in conformance with all governmental codes having jurisdiction thereof and Landlord's reasonable requirements for the preparation of Tenant's signage. In all events, Tenant's signs shall be subject to approval by the District of Columbia. Tenant shall make all repairs required by reason of the installation, maintenance and removal of its signage. Tenant shall be responsible for the day-to-day maintenance, repair and replacement of all of its signs. Damage to the signs by fire or other casualty shall be Tenant's responsibility to repair or replace. At the expiration of Tenant's occupancy of the Premises, Tenant shall be responsible for removing all signs and repairing any damage to the Building occasioned thereby.

      27. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations set forth in Exhibit C attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

      28. LANDLORD ACCESS. Landlord may enter the Premises at any time in case of any emergency and at reasonable hours and upon reasonable notice to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord under the terms hereof or to make repairs to any adjoining property of Landlord or any entity affiliated with Landlord. Notwithstanding the foregoing, Landlord shall show the Premises to prospective tenants only during the last twelve (12) months of the Term.

      29. SUBORDINATION. This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include deeds of trust and similar security instruments) and ground or other underlying leases which may now or hereafter encumber or otherwise affect the Land, the Building, or both, as well as the obligation to pay any and all renewals, extensions, modifications, recastings or refinancing thereof; provided, however, that in the event the mortgagee under any such mortgage, or ground lessor under any such ground lease, shall require this Lease to be superior and paramount to such mortgage or ground lease, Tenant agrees to execute and deliver any documents required for such purpose within five (5) days after delivery of such documents to Tenant. This paragraph shall be self-operative and no further instruments of subordination need be required by any mortgagee, trustee or Ground Lessor. Nevertheless, if requested by Landlord, Tenant shall promptly execute any certificate or other document specified by Landlord in confirmation of this subordination. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or document on behalf of Tenant if Tenant does not execute it within five (5) days after receiving it. Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, shall recognize the purchaser as Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or setoff. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Anything contained herein to the contrary notwithstanding, (i) Landlord shall procure for Tenant a subordination, attornment and non-disturbance agreement signed by Landlord's current mortgagee in such lender's usual and customary form within sixty (60) days of the Commencement Date and (ii) Landlord shall endeavor in good faith to procure a commercially reasonable non-disturbance agreement for Tenant from any future mortgagee.

      30. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

            30.1 ESTOPPEL CERTIFICATE. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after the request by Landlord, any ground lessor, the holder of any indebtedness secured by the Land, the Building or both, or any prospective purchaser of the Land, the Building or both, or to any other person or entity designated by Landlord, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such certificate: (a) that this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modifications); (b) the amounts of Monthly Base Rent, Percentage Rent and Additional Rent currently due and payable by Tenant; (c) that Tenant has accepted possession of the Premises; (d) to the best of Tenant's knowledge, whether or not there are then existing any setoffs, charges, liens, claims or defenses against the enforcement of any right hereunder (and, if so, specifying the same in detail); (e) that Tenant has no knowledge of any then uncured defaults by Landlord of its obligations under this Lease; (f) that Tenant is not in default; and (g) to the best of Tenant's knowledge, any other factual certifications requested. Any statement delivered pursuant to this paragraph may be relied on by the requesting party. Tenant's failure to timely deliver the estoppel certificate after request by Landlord immediately shall be deemed an Event of Default without cure under this Lease.

            30.2 FINANCIAL STATEMENTS. Tenant covenants and agrees that at any time, within thirty (30) days after notice and demand by Landlord, Tenant will furnish (and, in the case of Guarantor, caused to be furnished) to Landlord certified financial statements or annual reports of Tenant and Guarantor as of the end of Tenant's and Guarantor's last calendar year and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Building, the Land or both or of any interest therein. Such financial statements shall (i) be prepared in accordance with generally accepted accounting principles consistently applied, (ii) provide reasonably detailed income and expense statements and net worth determinations of Tenant, and (iii) be certified as true and correct by an authorized officer of (a) Tenant or Tenant's regular certified public accounting firm and (b) Guarantor or Guarantor's regular certified public accounting firm.

      31. HOLD-OVER. If Tenant fails to surrender the Premises on the day after the expiration or termination of the Term, then Tenant shall, at Landlord's election, become a Tenant at sufferance at a monthly rental equal to twice the Monthly Base Rent for the last month of the Term. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease (including payment of Percentage Rent and Additional Rent) as though the tenancy had originally been a monthly tenancy. During any holdover period, each party shall give to the other at least thirty (30) days' prior written notice to quit the Premises, except in the event of a nonpayment of Monthly Base Rent, Percentage Rent or of Additional Rent when due, or of the breach of any other covenant by the Tenant, in either of which events Tenant shall not be entitled to any notice to quit, the usual thirty (30) day's notice to quit being expressly waived. The foregoing notwithstanding, in the event Tenant shall hold over after expiration of the Term, Landlord, at its election or option (and in lieu of accepting such holdover thereof), may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the jurisdiction in which the Building is located. Further, in the event of any such holdover to which Landlord objects, Tenant shall be liable to Landlord and any other tenants with an interest in the Premises for any and all damages incurred as a result of such holdover, and shall in addition pay to Landlord the reasonable value of its use of the Premises, which is hereby agreed to be two hundred percent (200%) the Rent under this Lease during the last month of the Term.

      32. QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease and that, if Tenant pays all of the Monthly Base Rent, Percentage Rent and the Additional Rent, performs all of its obligations provided for hereunder and observes all of the other provisions hereof on a timely basis, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns, or anyone claiming by, through or under Landlord.

      33. PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building any governmentally regulated quantities of inflammable, combustible, or explosive fluid, material, chemical or substances (except for standard office or restaurant supplies stored in proper containers). In addition to the foregoing, Tenant shall keep the Premises free from governmentally regulated quantities of pollutants, contaminants, toxic or hazardous waste, or any other substances, the removal of which is required or the use or maintenance of which is restricted, prohibited or penalized, by any Federal, state or local law, regulation or ordinance relating to pollution or the protection of the environment (collectively, "Hazardous Substances"), and if any Hazardous Substances are brought or found upon the Premises Tenant shall cause the same to be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken. If at any time during or after the Term hereof the Premises is found to be contaminated or to contain any Hazardous Substances, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, actions, demands, liabilities, costs, expenses, damages and obligations of any nature whatsoever, unless the presence of such substances is attributable to

Landlord or its agents or employees or existed prior to the date of this Lease. The foregoing indemnification shall survive the termination or expiration of the Lease. In the event that prior to completion of the Tenant Work Tenant discovers that the Building or Land contains asbestos or any other Hazardous Substances, Landlord shall be responsible for the cost of abating the same, provided that Landlord shall have the right to terminate the Lease in the event the abatement costs are expected to exceed Twenty Five Thousand and No/100 Dollars ($25,000.00), unless Tenant and its parent company agrees to assume liability for such additional costs. Tenant agrees, at its sole cost and expense, to conduct such environmental tests and studies as may be necessary to determine whether or not the Building or Land contains any asbestos or other Hazardous Materials promptly following the Effective Date, and to promptly furnish Landlord with copies of all of such reports.

      34. LANDLORD'S SUCCESSORS. Landlord (and any successor or affiliate of Landlord) may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Building or the Land. In the event of any such sale, assignment or other transfer, the party originally executing this Lease as Landlord shall, and any successor or affiliate of such party shall without further agreement between Landlord and Tenant (or between Landlord and/or Tenant and the person who is the purchaser, assignee or other transferee of Landlord), be relieved of any and all of its obligations under this Lease, in which event Tenant shall thereafter be bound to such purchaser, assignee or other transferee with the same effect as though the latter had been the original Landlord hereunder.

      35. ATTORNEYS' FEES. If Tenant shall at any time be in default under this Lease, and Landlord shall deem it necessary to engage attorneys to enforce its rights under this Lease, then Landlord, if it is the prevailing party in any litigation with Tenant, shall be reimbursed for the actual attorneys' fees and court costs incurred in connection with Tenant's default under this Lease and such enforcement actions.

      36. NOTICES. Any notice provided, required or permitted to be given by either party to the other under this Lease must be in writing, and may be served
(i) by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified, with return receipt requested; (ii) by hand delivery with a receipt therefor; (iii) by nationally recognized overnight delivery service, such as Federal Express, Purolator or Emery; or (iv) by telecopy or facsimile service. For purposes of notices, the addresses of the parties shall be as follows:

       If to Landlord:

              2145 K Street, N.W.
              Washington, D.C. 20037
              Attn: Mr. Thaddeus A. Lindner
                    Mr. Sergius Gambal
              with copies to:

              Mr. Russell C. Lindner
              The Forge Company
              2145 K Street, N.W.
              Washington, D.C. 20037

                    -and-

              Jerry R. O'Conor, Esquire
              Tucker, Flyer & Lewis, P.C.
              1615 L Street, N.W., Suite 400
              Washington, D.C. 20036-5612

If to Tenant:

              c/o The New York Restaurant Group, Inc.
              1114 First Avenue, 6th Floor
              New York, New York 10021
              Attn: Mr. James Dunn, President

              with a copies to:

              Joseph E. Porcelli, Esquire
              Maloney & Porcelli
              225 Broadway, Suite 2812
              New York, New York 10007-3065

                    -and-

              c/o The New York Restaurant Group, Inc.
              1114 First Avenue, 6th Floor
              New York, New York 10021
              Attn: Mr. Mark Levine

Either party may, by written notice to the other, designate a new address to which such notices shall be directed. All notices shall be effective upon receipt or refusal to accept receipt. If any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Premises or any part thereof, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such mortgagee in the manner prescribed in this Section at such address as such mortgagee shall designate.

      37. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and none of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Receipt by Landlord of any Monthly Base Rent or Additional Rent with knowledge of the breach of any provisions hereof shall not constitute a waiver of such breach and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing.

      38. FINAL AGREEMENT; SEVERABILITY. This Lease, including all Exhibits attached hereto, is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

      39. TIME IS OF THE ESSENCE. Time is of the essence of the obligations of Tenant contained in this Lease, subject to applicable notice and cure periods.

      40. INDEMNITY. Tenant agrees it will defend all actions against Landlord (including any partners, employees or agents) and that it will indemnify and save Landlord harmless from and against any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind (including court costs and reasonable attorneys' fees) relating to or arising from or in connection with: (i) the possession, use, occupancy, management, repair, maintenance or control of the Premises or any portion thereof; (ii) any act or omission of Tenant or Tenant's agents, sublessees, contractors, employees or invitees; (iii) any default, violation or injury to person or property or loss of life sustained in or about the Premises; (iv) any violation or breach of this Lease by Tenant; or (v) any other matter arising from Tenant's occupancy or use of the Premises or any act or omission of Tenant, its agents, sublessees, contractors, employees or invitees. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any cost, damage, liability or expense incurred by Tenant, except for consequential damages, which (a) results from any willful misconduct or gross negligence of Landlord or its agents within the Premises and is not covered by the insurance required to carry by Tenant hereunder; or (b) arises on account of any Hazardous Substances introduced by Landlord into the Building or otherwise existing as of the date hereof.

      41. EXCULPATION. Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building. No properties or assets of Landlord other than the estate and property of Landlord in the Land and the Building and no property owned by any partner or owner of Landlord shall be subject to levy, execution or other enforcement proceedings or other judicial process for the satisfaction of any judgment or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

      42. NO LIABILITY. Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from (i) (any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons whatsoever) of elevators or heating, air-conditioning, electrical, plumbing or other equipment, appliance or apparatus, (ii) the termination of this Lease by reason of the destruction of the Premises, (iii) any fire, explosion or other casualty, (iv) any robbery, theft, mysterious disappearance or vandalism, (v) any dampness or leakage in any portion of the Premises or Building from water, rain, snow, ice, drains, pipes or plumbing, (vi) any falling plaster, tile or other building material, (vii) any leakage, emanation or disturbance caused by steam, gas or electricity,
(viii) any latent defect in the Building, (ix) any personal injury arising from the use, occupancy and condition of the Premises, or (x) any other cause whatsoever; PROVIDED that if any of the foregoing is caused by the negligence of Landlord or a willful act or failure to act on the part of Landlord, Landlord shall be liable to Tenant for any actual damages suffered by Tenant as a direct result of such gross negligence or willful misconduct, except to the extent the risk of any such loss is allocated to Tenant's insurance pursuant to this paragraph and Paragraph 22 above. In no event shall Landlord, or its agents or employees, have any liability to Tenant for lost profits or any consequential damages whatsoever, Tenant shall not be entitled to any abatement or diminution of Rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. It is expressly understood and agreed that Tenant shall look to its insurance policies and not to Landlord or its agents or employees for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, and that said policies must contain waiver of subrogation clauses as herein provided.

      43. NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or create any other relationship between the parties hereto other than that of Landlord and Tenant.

      44. BROKERAGE. Landlord and Tenant each represents to the other that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner other than Equis Corporation, whose commissions shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant each agree to indemnify and hold the other harmless from and against any breach of the foregoing representation and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any dealings Tenant had with any broker, finder or other persons.

      45. TENANT'S AUTHORITY. Tenant shall, concurrently with the signing of this Lease, furnish to Landlord certified copies of the resolutions of its board of directors authorizing Tenant to enter into this Lease. Moreover, each individual executing this Lease on behalf of Tenant hereby represents and warrants that (i) he or she is duly authorized to execute and deliver this Lease, (ii) Tenant is a duly organized corporation under the laws of the State of Delaware, is qualified to do business in the District of Columbia, is in good standing under the laws of the State of Delaware and the laws of the District of Columbia, and has the power and authority to enter into this Lease, and (iii) all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

      46. LANDLORD'S COURTESY ACCOUNT. Tenant shall provide Landlord (or its designees) with a restaurant credit of Five Thousand Dollars ($5,000.00) for each Lease Year or part thereof during the Term to be applied toward the purchase of food and liquor.

      47. GOVERNING LAW; CONSTRUCTION. The provisions of this Lease shall be governed and construed according to the internal laws of the District of Columbia (without regard to its law relating to choice or conflicts of law). Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the provisions hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party consulted legal counsel before the execution of this Lease.

      48. BENEFIT AND BURDEN; NO RECORDING. Subject to the provisions of Paragraphs 25 and 34 above, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Neither this Lease nor any memorandum or notice thereof shall be recorded by Tenant without the express, prior written consent of Landlord, and any such recordation by Tenant in violation of this paragraph shall be null and void and of no force or effect and shall constitute an Event of Default.

      49. NO FURTHER REPRESENTATIONS OR WARRANTIES. This Lease as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Tenant expressly acknowledges that Landlord has made no representations or warranties whatsoever, and held out no inducements to lease, other than those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant acknowledges that it has not relied on (and Landlord has not made) any representations or warranties (express or implied) other than as expressly set forth in this Lease as to (i) the current or future Real Estate Tax liability, assessment or valuation of the Premises; (ii) the potential qualification of the Premises for any and all benefits conferred by Federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, financing or refinancing or any other benefits, whether similar or dissimilar to those enumerated; (iii) the compliance of the Premises with applicable zoning ordinances and the ability to obtain a change in the zoning or a variance in respect to the Premises from any source, including, but not limited to, the District of Columbia or the Federal government or any institutional lender; (v) the present and future condition and operating state of any and all machinery or equipment or personal property (if any) on the Premises and the present or future structural and physical condition of the Building or its suitability for rehabilitation or renovation; (vi) the presence or absence of any laws, ordinances, rules or regulations issued by any governmental authority, agency or board and any violations thereof; and (vii) the layout, leases, rents, income, expenses or operation relating to, the Premises or any part thereof. Landlord is not liable or bound in any manner by any verbal or written statements pertaining to the Premises or the operation, layout, expenses, condition or income, furnished by any real estate broker, agent, employee, or other person, unless the same are specifically set forth in this Lease.

      50. WAIVER OF JURY TRIAL; TENANT'S AGENT; CONSENT TO JURISDICTION

      50.1 WAIVER OF JURY TRIAL.

            TO INDUCE THE OTHER PARTY TO ENTER INTO THE LEASE, LANDLORD AND TENANT EACH WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR CONNECTED WITH THIS LEASE OR ANY OF ITS PROVISIONS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY LANDLORD AND TENANT, AND LANDLORD AND TENANT EACH ACKNOWLEDGES THAT NEITHER LANDLORD OR TENANT NOR ANY PERSON ACTING ON BEHALF OF LANDLORD OR TENANT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LANDLORD AND TENANT EACH FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. LANDLORD AND TENANT EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

            50.2 CONSENT TO JURISDICTION. LANDLORD AND TENANT EACH CONSENTS TO AND SUBMITS TO IN PERSONAM JURISDICTION AND VENUE IN THE DISTRICT OF COLUMBIA, AND IN THE FEDERAL DISTRICT COURTS WHICH ARE LOCATED IN THE DISTRICT OF COLUMBIA. LANDLORD AND TENANT EACH ASSERTS THAT IT HAS PURPOSEFULLY AVAILED ITSELF OF THE BENEFITS OF THE LAWS OF THE DISTRICT OF COLUMBIA AND WAIVES ANY OBJECTION TO IN PERSONAM JURISDICTION ON THE GROUNDS OF MINIMUM CONTACTS, WAIVES ANY OBJECTION TO VENUE, AND WAIVES ANY PLEA OF FORUM NON CONVENIENS, THIS CONSENT TO AND SUBMISSION TO JURISDICTION IS WITH REGARD TO ANY ACTION RELATED TO THIS LEASE. REGARDLESS OF WHETHER LANDLORD OR TENANT'S ACTIONS TOOK PLACE IN THE DISTRICT OF COLUMBIA OR ELSEWHERE IN THE UNITED STATES, THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE, AND DOES NOT PRECLUDE THE OTHER PARTY FROM OBTAINING JURISDICTION OVER TENANT OR LANDLORD IN ANY COURT OTHERWISE HAVING JURISDICTION.

                                    EXHIBIT A

                           Legal Description of Land

                                    EXHIBIT A

                Metes & Bounds Description - Lot 877, Square 117

      Part of Original Lot 28 and all of Original Lot 29, per plat recorded in Book 4, page 1151 (said Lot 29 also being Lots 45, 46 and 47, per plat recorded in Book 11, page 62), and part of Alley Closed, per plat recorded in Book 146, page 86; all in Square 117 and all as found among the records of the Office of the Surveyor for the District of Columbia, more particularly described, in one piece, as follows:

      Beginning at the southeast corner of said Original Lot 29, said beginning being a point on the west line of 19th Street, 110 feet wide, removed North,
126.0 feet from the intersection of said west line of 19th Street and the north line of L Street, 90 feet wide, and leaving said beginning and running with the south line of said Original Lot 29, West, 91.92 feet; thence leaving said south line of Original Lot 29 and running with the the east line of said Alley Closed, South, 14.50 feet; thence leaving said east line of Alley Closed and running through said Alley Closed, West, 48.91 feet, to the west line of said Alley Closed; thence with said west line of Alley Closed and the west lines of said Original Lots 29 and 28, North, 84.50 feet; thence through said Original Lot 28, East, 140.83 feet, to the west line of 19th Street, aforesaid; thence with said west line of 19th Street, South, 70.0 feet, to the place of beginning, containing 10,566 square feet, per the records of the Assessment and Taxation Division of the D.C. Department of Finance and Revenue.

                                    EXHIBIT B

                       Declaration by Landlord and Tenant

      Attached to and made part of the Agreement of Lease entered into by and between (i) 1112 Nineteenth Street Associates, a District of Columbia joint venture ("Landlord"), and (ii) S & W D.C., L.L.C., a Delaware limited liability company ("Tenant").

      Landlord and Tenant do hereby declare that:

      1. The execution date of the Agreement of Lease is _______________, 1998.

      2. The Commencement Date of the Agreement of Lease is _______________.

      3. The Lease Expiration Date of the Agreement of Lease is _______________, subject to any extension of the Term Pursuant to Paragraph 3.2 or the earlier termination of the Agreement of Lease.

      4. The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date, and Tenant has no right of set-off, deduction or counterclaim against any rentals.

                                      LANDLORD:

                                      1112 Nineteenth Street Associates,
WITNESS                                a District of Columbia Joint Venture


____________________________          By:_____________________________________
                                         Thaddeus A. Lindner, Partner

WITNESS:


____________________________          By:_____________________________________
                                         Sergius Gambal, Partner

                                      TENANT:

                                      S & W D.C.,, L.L.C.
ATTEST:                                a Delaware limited liability company


____________________________          By:_____________________________________
                   Secretary             Name:________________________________
                                         Title:_______________________________

[Corporate Seal]

                                    EXHIBIT C

                              Rules and Regulations

      1. No awnings or other projections shall be attached to the outside walls of the Building except as permitted under the Tenant's lease. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, except as may be approved by Landlord in its reasonable discretion.

      2. No sign, advertisement, notice or other lettering or material(s) shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Building without the written consent of Landlord, which shall not be unreasonably withheld. In the event of the violation of the foregoing, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

      3. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown or placed therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

      4. Tenant shall not construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system if the music system can be heard outside of the Premises. Tenant shall not make or permit to be made any disturbing noises or disturb or interfere with the occupants of neighboring Buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. Tenant shall not throw anything out of the doors or windows, off the balconies or down the corridors or stairs.

      5. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises.

      6. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into or kept upon the Premises, other than normal cleaning fluids in less than regulated amounts stored in lawful containers and maintained and disposed of in compliance with all applicable environmental laws.

      7. Upon the expiration or termination of the Lease, Tenant shall return to Landlord all keys used in connection with the Premises, including any keys to the Premises, to rooms and offices within the Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms whether or not such keys were furnished by Landlord or procured by Tenant, and in the event of the loss of any such keys, Tenant shall pay to Landlord the cost of replacing the locks. On the expiration or termination of the Lease, Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.

      8. Tenant shall not install or permit or allow the installation of a television antenna, satellite dish or other roof device in the windows or upon the exterior of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld.

                                   EXHIBIT D

                                 Work Agreement

      THIS WORK AGREEMENT (the "Work Agreement") is attached to and made a part of the Agreement of Lease dated as of July 8, 1998 (the "Lease") by and between
(i) 1112 Nineteenth Street Associates, a District of Columbia joint venture ("Landlord"), and (ii) S & W D.C., L.L.C., a Delaware limited liability company ("Tenant"). Capitalized terms not defined in this Work Agreement have the same meaning ascribed to them in the Lease.

      1. TENANT WORK; General Provisions. The parties hereto acknowledge that Tenant intends and shall be obligated to construct, at its sole cost and expense, certain improvements in and upon the Premises (such improvements being referred to herein as "Tenant Work") in accordance with the provisions hereof. It is specifically understood that Landlord shall have no design, permitting, construction or other obligations of any kind or nature whatsoever (whether with regard to the Land, the Building or the Building's mechanical, electrical, plumbing or life/safety systems) in connection with the performance of any Tenant Work.

      2. PLANS AND SPECIFICATIONS. Landlord and Tenant shall use reasonable efforts to agree upon complete architectural drawings, construction plans and specifications for the Tenant Work (hereinafter referred to as the "Plans and Specifications"). Tenant shall furnish Landlord with preliminary plans and specifications for the Tenant Work by August 10, 1998, which plans shall comply with building codes of all applicable authorities or agencies having jurisdiction. Landlord agrees that it will not unreasonably withhold or delay approval of the preliminary plans and specifications (upon which approval, such plans and specifications are to be referred to as the "Approved Plans and Specifications"), provided the same are complete and consistent in all respects (including design and materials) with plans for a first-class full service restaurant. Landlord agrees to review Tenant's proposed plans promptly, and to provide Tenant with any required changes within ten (10) business days after its receipt of such proposed plans. Landlord and Tenant shall use reasonable efforts to accommodate the interests of the other and to agree on final construction plans and specifications. Any modifications to the Approved Plans and Specifications required to comply with local building codes or other governmental requirements shall be prepared at Tenant's expense, and any additional cost of construction occasioned thereby shall be paid by Tenant. During progress of construction, Tenant shall provide Landlord with one copy of all shop drawings for Landlord's records, and copies of all field and job progress reports from Tenant's architect(s). Neither Landlord's approval of the Plans and Specifications, nor any other inspections or approvals of the improvements on or about the Premises or plans for construction thereof by Landlord's employees, agents or inspecting engineers, shall constitute a warranty or representation as to the technical sufficiency, adequacy, safety or compliance with laws of the plans, structures, any of their component parts, or any other physical condition or feature pertaining to the improvements, it being acknowledged by Tenant that Landlord has made such approvals solely as a landlord in determining and protecting the value of its property for internal purposes, and not as an expert in construction-related matters.

      3. PERMITS. Tenant, at its sole cost and expense, shall obtain or cause to be obtained all building permits, licenses, other governmental approvals and temporary and permanent certificates of occupancy which may be required to permit the construction of the Tenant Work in accordance with the Approved Plans and Specifications and this Lease. Tenant shall apply for all permits for the construction of the Tenant Work at the earliest stage possible, shall diligently pursue procuring the same and shall at all times apprise Landlord of the status of its application. Tenant shall provide Landlord with copies of all correspondence and other inquiries it may receive from the District of Columbia or other applicable authority in connection with its permit application. Tenant further covenants to (i) use a so-called "expeditor" reasonably acceptable to Landlord in its attempt to procure a building permit and (ii) make such changes to the Plans and Specifications as the District of Columbia or other applicable authority may require as a condition of issuing the building permit, provided that such changes do not result in increased hard costs to Tenant (exclusive of architectural or engineering expenses and other soft costs) by more than Fifty Thousand and No/100 Dollars ($50,000.00) or prevent Tenant, in its reasonable opinion, from operating a first-class restaurant without undue hardship. Landlord agrees to assist and cooperate with Tenant, at no out-of-pocket expense to Landlord, in the obtaining of such permits, licenses, approvals and certificates.

      4. CODE COMPLIANCE. As a part of the Tenant Work, Tenant shall upgrade the Building and all components thereof and systems therein and make such improvements thereto as may be necessary to ensure that, upon completion of the Tenant Work, the Building complies with all applicable laws, ordinances, codes, rules and regulations, including, without limitation, those relating in any way to the Americans with Disabilities Act. Tenant's architect shall provide Landlord with a written certification to the foregoing affect prior to Landlord's approval of the proposed Plans and Specifications.

      5. REQUIRED CONSTRUCTION. Without limiting the generality or applicability of any applicable provision of this Work Agreement or the Lease, Tenant agrees that the following provisions shall apply to the performance of the Tenant Work:

                        (i) All work required to ensure the structural integrity
            of the Building shall be substantially complete before Tenant commences any improvements to the interior of the Building. In performing any Tenant Work which involve construction work upon the exterior of the Buildings, Tenant agrees that it shall, at its sole expense, restore all areas of the Building's exterior, including, without limitation all adjacent planting areas, sidewalks and parking areas, if any, affected by the Tenant Work, to their original condition; and

                        (ii) Tenant and its contractor performing any Tenant
            Work shall provide copies of warranties for the Tenant Work and the materials and equipment which are incorporated into the Building in connection therewith, as well as provide to Landlord copies of all operating and maintenance manuals for all equipment and materials incorporated into the Building as part of the Tenant Work. Without limitation, all aspects of Tenants Work shall be warranted to be free from defects in design and workmanship for a period of not less than one (1) year from substantial completion of construction.

      6. REIMBURSEMENTS. Tenant shall, upon demand, reimburse Landlord for all reasonable out-of-pocket costs paid by Landlord to a licensed architect or engineer for a scope of work to include reviewing proposed Plans and Specifications and any changes thereto, reviewing construction contracts and similar documents, reviewing permit applications, conducting and attending inspections and generally monitoring construction of the Tenant Work.

      7. GENERAL CONTRACTOR. Landlord shall have the right to approve the identity of the general contractor which will perform the Tenant Work. In all events, all contractors (including the general contractor) and subcontractors performing work on behalf of Tenant within the Premises shall be licensed to do business in the District of Columbia and shall be bondable. Tenant's construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the acts and omissions of Tenant's contractor, its agents, employees and subcontractors, and shall otherwise be subject to Landlord's prior reasonable approval. All work is to be performed in accordance with national and/or local building and fire codes and shall be performed in accordance with all Occupational Safety and Health Administration (OSHA) safety standards. Tenant agrees to comply (or to cause its contractors to comply) with all applicable Federal, state and local laws, regulations and ordinances in the performance of the Tenant Work, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors.

      8. INTENTIONALLY OMITTED.

      9. INSPECTIONS. Representatives of Landlord shall have the right to enter the Premises during business hours for the purpose of inspecting the progress of the Tenant Work and confirming that all Tenant Work is being performed in accordance with the Approved Plans and Specifications. Tenant agrees to promptly take all steps necessary to correct any defects in its construction of the Tenant Work which are discovered by Landlord's architect or construction supervisor in the course of any such inspections; PROVIDED, Landlord's failure to require any corrections shall not constitute a warranty that the work performed prior to the date of the inspection has been completed in accordance with the Approved Plans and Specifications nor a waiver of the right to object to any such defects at a later time. Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (a) notifying Landlord and such construction manager of all scheduled construction meetings between Tenant and its general contractor, which Tenant agrees to conduct on not less than a weekly basis; (b) providing to Landlord copies of all governmental inspection reports, promptly after the same have been received by Tenant; (c) responding promptly to all Landlord requests for information, or other inquiries regarding the progress of the Tenant Work; and (d) permitting Landlord's representatives free and clear access to the Premises during any governmental inspections of the Tenant Work. Tenant shall notify Landlord not less than three
(3) business days in advance of, and shall have the right to participate in, any inspection of the work being performed by Tenant and its contractor in which a punch list for such work is intended to be prepared, and shall further have the right to require the inclusion of any BONA FIDE punch list items on such punch list.

      10. MATERIALS. Tenant shall use only new materials (as specified in the Approved Plans and Specifications, subject to minor deviations due to unavailability of any specified materials), or historic materials which are in good condition where required, in connection with the Tenant Work. All equipment shall meet all applicable standards and bear Underwriters Laboratories labels.

      11. CLEAN WORK SITE. Tenant's general contractor shall keep all construction areas clean and free of trash and debris, and shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building clean. All construction debris shall be removed from the Building daily. (No debris shall be stockpiled on the Premises at any location at any time.) Tenant's contractor(s) shall not be permitted to smoke on or about the Premises

      12. LIEN FREE CONSTRUCTION. All Tenant Work shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. The general contractor and each sub-contractor shall sign and deliver to Landlord a Release of Liens when requested to do so by Landlord.

      13. INSURANCE REQUIREMENTS. During the course of construction, Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain all of the insurance policies set forth below (in addition to such insurance as may from time to time be required by the District of Columbia and/or Federal laws, codes, regulations or authorities):

                        (i) With respect to the Tenant Work, Builder's Risk
            Insurance, naming Landlord as an additional insured and loss payee, in an amount not less than one hundred percent (100%) of the replacement cost of the Building, as determined by Landlord.

                        (ii) Worker's Compensation, as required by state law,
            and Employer's Liability Insurance with a limit of not less than $2,000,000 (or more if required by the laws of the District of Columbia) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute(s).

                        (iii) Comprehensive General Liability Insurance
            (including Contractor's Protective Liability) in an amount not less than $5,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000. Such insurance shall insure such general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

                        (iv) Comprehensive Automotive Liability Insurance, for
            the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than $2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

The insurance policies set forth in clauses (i) - (iv), above, shall insure such general contractor against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under its contract in connection with construction of the Premises, whether performed by such general contractor, or its subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them. The Tenant Work may not commence until all of the foregoing required insurance has been obtained certificates of such insurance have been delivered to Landlord. Tenant's insurance policies shall name the Landlord and Landlord's mortgagee(s) as additional insureds, and shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days' prior written notice to Landlord. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event the Tenant Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord. The insurance required under this Section 13 shall be in addition to any and all insurance required to be procured by the parties pursuant to the terms of the Lease.

      14. CONSTRUCTION INDEMNITY. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and expenses (including, without limitation, court costs and attorneys' fees) of every kind and nature which are incurred by Landlord, in whole or in part, whether directly or indirectly, in connection with or on account of the construction by Tenant and its contractors and subcontractors of the Tenant Work at the Premises.

      15. AS-BUILT SPECIFICATIONS. Upon substantial completion of the Tenant Work, Tenant agrees to provide Landlord with two (2) complete sets of "As-Built" plans and specifications for the Premises and all ancillary improvements constructed by Tenant.

      16. SUPPLEMENTAL REMEDIES. In the event of any violation of this Work Agreement which continues for a period of five (5) days after written notice from Landlord to Tenant identifying the violation with reasonable specificity (except that no such notice of default shall be required for a failure to obtain any required insurance). Landlord shall have the right, in addition to any other remedies provided for in this Lease due to such default by Tenant, to cause Tenant and Tenant's contractor to stop all Tenant Work, and Landlord may, in such event, seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Work Agreement.

      IN WITNESS WHEREOF, the parties have executed this Work Agreement as of the date and year first set forth above.

                                       LANDLORD:

                                       1112 Nineteenth Street Associates,
WITNESS:                                 a District of Columbia Joint Venture


/s/ [ILLEGIBLE]                        By: /s/ Thaddeus A. Lindner
-------------------------------            -------------------------------------
                                           Thaddeus A. Lindner, Partner

WITNESS:


/s/ [ILLEGIBLE]                        By: /s/ Sergius Gambal
-------------------------------            -------------------------------------
                                           Sergius Gambal, Partner

                                       TENANT:

                                       S & W D.C., L.L.C.
ATTEST:                                  a Delaware limited liability company
                                       By: New York Restaurant Group, Inc.,
                                           Manager

/s/ [ILLEGIBLE]                        By: /s/ Jim Dunn
-------------------------------            -------------------------------------
                      Secretary            Name: Jim Dunn
                                                 -------------------------------
                                           Title: PRESIDENT
                                                  ------------------------------

[Corporate Seal]

                   ------------------------------------------

                                 FIRST AMENDMENT
                                       TO
                               AGREEMENT OF LEASE

                   (1112 19th Street, N.W., Washington, D.C.)

                   ------------------------------------------

                                SMITH & WOLLENSKY

                                  July 8, 1998

                              --------------------
                                 FIRST AMENDMENT
                                       TO
                               AGREEMENT OF LEASE
                              --------------------

      This First Amendment to Agreement of Lease (this "First Amendment") is made as of this 8th day of July, 1998, by and between (i) 1112 Nineteenth Street Associates, a District of Columbia joint venture ("Landlord"), and (ii) S & W D.C., L.L.C., a Delaware limited liability company ("Tenant").

                                    RECITALS

      A. Landlord and Tenant are parties to that certain Agreement of Lease dated July 8, 1998 (the "Lease") pertaining to the Premises (as defined in the Lease) at 1112 19th Street, N.W., Washington, D.C.

      B. The parties wish to set forth herein their understanding with respect to leasehold financing.

                                    AGREEMENT

      NOW, THEREFORE in consideration of One ($1.00) Dollar and other good and valuable consideration, the parties agree as follows:

            1. SCOPE OF AMENDMENT. The parties hereby amend the Lease, but only as herein expressly set forth. Except as herein expressly amended, the Lease shall remain in full force and effect in accordance with its terms.

            2. MORTGAGABILITY PROVISIONS. The Lease shall be amended by adding thereto a new paragraph 68 entitled "Mortgage of Leasehold", which shall read as follows:

                  "68(a) Notwithstanding the provisions of Section 25 of this Lease, Tenant shall have the right to encumber this Lease by a mortgage, deed of trust, or similar security instrument, subject to this paragraph and the other provisions of this Lease. All such instruments are hereinafter referred to as "Leasehold Mortgages" and the holder of any such Leasehold Mortgage shall be referred to as "Lender".

                  (b) Upon written notice to Landlord that Tenant has entered into a Leasehold Mortgage, Landlord agrees to the following:

                        (i) Landlord shall not accept any surrender of this Lease, nor any material modification of this Lease, without Lender's consent, which consent of Lender, if it is to obtain the benefit of this paragraph, shall not be unreasonably withheld, conditioned or delayed.

                        (ii) Landlord shall permit Lender to make any payments or do any other act required of Tenant to prevent the termination of this Lease. Any such acts by Lender shall be effective to the same extent as if the same would have been performed by Tenant.

                        (c) Should any event of default by Tenant under this Lease occur, Lender shall have sixty (60) days from receipt by Tenant of notice of default in which to remedy such default, so long as Lender shall (i) additionally cure any default or monetary obligations of Tenant within such sixty (60)-day period, (ii) continue to pay and perform the current obligations of Tenant under this Lease, and (iii) commence foreclosure proceedings within such sixty (60)-day period and diligently prosecute the same to conclusion.

                        (d) Any event of non-monetary default which Lender cannot practicably remedy shall be deemed remedied if, within sixty (60) days of receipt by Tenant of a notice of default, Lender shall (i) commence foreclosure proceedings, (ii) diligently prosecute such proceedings to conclusion, (iii) fully cure any monetary defaults,
                        (iv) pay all current monetary obligations, and (v) immediately, upon gaining possession of the Premises, perform all acts necessary to cure such non-monetary defaults.

                        (e) Foreclosure of the Leasehold Mortgage or any sale thereunder shall not require the consent of Landlord and such foreclosure proceeding shall not constitute a breach of any provision under the Lease, it being understood and agreed by the parties that the foregoing shall not be construed to be a waiver of any rights of Lender under this Lease.

                        (f) Should Landlord terminate this Lease by reason of any default of Tenant, Landlord shall, upon written request by Lender received within twenty-one (21) days after such termination, execute and deliver to Lender a new lease of the Premises for the remainder of the Term of the Lease under the same terms and conditions as are contained in this Lease, except that, as a condition precedent to the effectiveness of any such new lease, Lender shall cure any and all defaults under this Lease (determined as if this Lease had not been terminated) and shall pay any and all of Landlord's reasonable legal fees incurred in connection with Tenant's default under this Lease and, if applicable, the new lease requested by Lender.

                        (g) Tenant and, if Lender succeeds to Tenant's interest under this Lease or if Lender exercises any rights under this Paragraph 68, Lender shall promptly reimburse Landlord for any reasonable legal fees that Landlord incurs as a result of the existence, operation or enforcement of any Leasehold Mortgage.

      IN WITNESS WHEREOF, the parties, pursuant to due authority, have executed this First Amendment to Agreement of Lease under seal as of the day and year first hereinabove written.

                                       LANDLORD:
                                       --------

                                       1112 Nineteenth Street Associates,
WITNESS:                                 a District of Columbia Joint Venture


/s/ [ILLEGIBLE]                        By: /s/ Thaddeus A. Lindner
-------------------------------            -------------------------------------
                                           Thaddeus A. Lindner, Partner

WITNESS:


/s/ [ILLEGIBLE]                        By: /s/ Sergius Gambal
-------------------------------            -------------------------------------
                                           Sergius Gambal, Partner

                                       TENANT:
                                       ------

                                       S & W D.C., L.L.C.
ATTEST:                                  a Delaware limited liability company

                                       By: New York Restaurant Group, Inc.,
                                             Manager


/s/ [ILLEGIBLE]                        By: /s/ James Dunn
-------------------------------            -------------------------------------
                      Secretary            Name: James Dunn
                                                 -------------------------------
                                           Title: President
                                                  ------------------------------

       [Corporate Seal]

Guarantor has reviewed this
First Amendment to Agreement of
Lease and hereby consents to the
same.

The New York Restaurant Group, Inc.,
a Delaware corporation


By: /s/ James Dunn
    --------------------------------
    James Dunn, President

                   ------------------------------------------

                                SECOND AMENDMENT
                                       TO
                               AGREEMENT OF LEASE

                   (1112 19th Street, N.W., Washington, D.C.)

                   ------------------------------------------

                                SMITH & WOLLENSKY

                                 April 29, 1999

                              --------------------
                                SECOND AMENDMENT
                                       TO
                               AGREEMENT OF LEASE
                              --------------------

      This Second Amendment to Agreement of Lease (this "Second Amendment") is made as of this 29th day of April, 1999, by and between (i) 1112 Nineteenth Street Associates, a District of Columbia joint venture ("Landlord"), and (ii) S & W D.C., L.L.C., a Delaware limited liability company ("Tenant").

                                    RECITALS

      A. Landlord and Tenant are parties to that certain Agreement of Lease dated July 8, 1998, as amended by that certain First Amendment to Agreement of Lease dated July 8, 1998 (together referred to as the "Lease") pertaining to the Premises (as defined in the Lease) at 1112 19th Street, N.W., Washington, D.C.

      B. The parties wish to set forth herein their understandings with respect to certain matters relating to development of a sidewalk cafe at the Premises.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. SCOPE OF AMENDMENT. The parties hereby amend the Lease, but only as herein expressly set forth. Except as herein expressly amended, the Lease shall remain in full force and effect in accordance with its terms. Except as otherwise defined in this Second Amendment, all capitalized terms shall have the meanings ascribed to them in the Lease.

            2. SIDEWALK CAFE DEVELOPMENT DOCUMENTS. Tenant has requested that Landlord execute and deliver that certain (i) Application For Public Space Permit (the "Application") and (ii) Covenant For Use of Special Material (the "Covenant"), and any associated documents that Landlord may elect to execute (collectively, the "Development Documents"), copies of which are attached as Exhibits A-1 and A-2 respectively, for the convenience and substantial benefit of, and solely as an accommodation to, Tenant. Landlord has agreed to do so provided Landlord's lender approves the same and this Second Amendment, and Tenant executes and delivers this Second Amendment.

            3. TENANT'S OBLIGATIONS. Tenant expressly covenants, acknowledges and agrees that (i) it shall be responsible for and shall perform any and all obligations of "Applicant" under the Application and "Owner" under the Covenant, and (ii) Landlord shall have no liability for payment or responsibility for performance under the Development Documents.

            4. DEFAULT. Tenant expressly acknowledges and agrees that (i) Tenant's default under the Application and/or the Covenant shall constitute an immediate Event of Default under the Lease, entitling Landlord to exercise all rights and remedies available to Landlord at law or in equity or under the Lease (as modified by this Second Amendment); and (ii) any and all amounts due from Tenant under the Development Documents or any of them shall constitute Additional Rent under the Lease.

            5. INSURANCE. Concurrent with Tenant's execution and delivery of this Second Amendment, Tenant shall provide Landlord and its lender with insurance, which satisfies all of the insurance requirements of the Lease, protecting Landlord, its lender, and Tenant from any liability occurring in or on the contemplated sidewalk cafe and the public space affected by the Development Documents.

            6. INDEMNITY. In addition to all obligations of Tenant and all rights and remedies available to Landlord under the Lease, and to induce Landlord to execute and deliver the Development Documents, Tenant expressly acknowledges, covenants and agrees it will defend all actions against Landlord (including any partners, employees or agents) and that it will indemnify and save Landlord harmless from and against any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind or nature (including court costs and reasonable attorneys' fees) relating to or arising from or in connection with the Development Documents or any of them, including, without limitation, any of the foregoing arising from or in connection with: (i) the possession, use, occupancy, management, repair, maintenance or control of the Premises or any portion thereof or the public space affected by the Development Documents or any of them; (ii) any act or omission of Tenant or Tenant's agents, sublessees, contractors, employees, or invitees under the Development Documents or any of them; (iii) any violation or injury to person or property or loss of life sustained in or about the Premises or the public space affected by the Development Documents or any of them; (iv) any violation, breach of, or default under the Development Documents or any of them or this Lease by Tenant; and (v) any other matter arising from Tenant's occupancy or use of the Premises or the public space affected by the Development Documents or any of them or any act or omission of Tenant, its agents, sublessees, contractors, employees or invitees in connection therewith.

      IN WITNESS WHEREOF, the parties, pursuant to due authority, have executed this Second Amendment to Agreement of Lease under seal as of the day and year first hereinabove written.

                                       LANDLORD:

                                       1112 Nineteenth Street Associates,
WITNESS:                                 a District of Columbia Joint Venture


/s/ [ILLEGIBLE]                        By: /s/ Thaddeus A. Lindner
-------------------------------            -------------------------------------
                                           Thaddeus A. Lindner, Partner

WITNESS:


/s/ [ILLEGIBLE]                        By: /s/ Sergius Gambal
-------------------------------            -------------------------------------
                                           Sergius Gambal, Partner

                                       TENANT:

                                       S & W D.C., L.L.C.
ATTEST:                                  a Delaware limited liability company

                                       By: New York Restaurant Group, Inc.,
                                             Manager


/s/ [ILLEGIBLE]                        By: /s/ James Dunn
-------------------------------            -------------------------------------
                      Secretary            James Dunn, President

       [Corporate Seal]


Guarantor has reviewed this Second
Amendment to Agreement of Lease and
hereby consents to the same and
acknowledges that the Guaranty dated
July 8, 1998 guarantees all of Tenant's
payment and performance obligations
under the Lease as modified by this
Second Amendment to Agreement of Lease.

The New York Restaurant Group, Inc.,
  a Delaware corporation

By: /s/ James Dunn
    --------------------------------
    James Dunn, President

                      -------------------------------------
                                   EXHIBIT A-1
                                       TO
                                SECOND AMENDMENT
                                       TO
                               AGREEMENT OF LEASE
                                  (APPLICATION)
                      -------------------------------------

                 DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
                  BUILDING AND LAND REGULATION ADMINISTRATION;
                     PERMIT PROCESSING DIVISION (727-7039)

[GRAPHIC] GOVERNMENT
          OF THE
          DISTRICT OF COLUMBIA

                      APPLICATION FOR PUBLIC SPACE PERMITS
              (PRINT IN INK OR TYPE: DO NOT WRITE IN SHADED AREAS)

=================================================================================================================
(A) ALL APPLICANTS MUST COMPLETE ITEMS 1 THRU 18                                        1. Date of Application
================================================================================---------------------------------
2. Address of Premise for which Public Space   3. Lot:   4. Square:   5. Type of        6. Previous Permit Number
   Work is Proposed                                                     Application:      If Renewal:
                                                                       |X| New
   1112 - 19th Street, N.W.                       877       117        |_| Renewal
-----------------------------------------------------------------------------------------------------------------
7. Owner of Premise:                           8. Owner's Address:                      9. Phone
   1112 - 19th Street                             1050 Thomas Jefferson St. N.W.
   Associates Joint Venture                       Suite 100, Washington, DC 20007
-----------------------------------------------------------------------------------------------------------------
10. Authorized Agent (If applicable):   11. Firm's Name:      12. Address:              13. Phone

-----------------------------------------------------------------------------------------------------------------
14. Check all proposed work; indicate the specific street of work and the names of boundary streets, and specify the length and width of the work area.

=================================================================================================================
                                   Located on the following      Between          And       Length of    Width of
Check          Proposed Work          Street (or Alley)       (Street Name)  (Street Name)  Work (ft)    Work (ft)
=================================================================================================================
        A. Temporary Use for:
           1. Crane
-----------------------------------------------------------------------------------------------------------------
           2. Truck: |_| Dump |_| Concrete
              |_| Construction Equipment
-----------------------------------------------------------------------------------------------------------------
           3. Dumpster

-----------------------------------------------------------------------------------------------------------------
           4. Hoists/Scaffolds

-----------------------------------------------------------------------------------------------------------------
           5. Use of Sidewalk for:
              (                          )
-----------------------------------------------------------------------------------------------------------------
           6. Use of Roadway for:
              (                          )
-----------------------------------------------------------------------------------------------------------------
        B. Excavation for:
           (                             )
-----------------------------------------------------------------------------------------------------------------
        C. Sheeting and Shoring

-----------------------------------------------------------------------------------------------------------------
        D. Driveway Construction

-----------------------------------------------------------------------------------------------------------------
        E. Sidewalk Construction

-----------------------------------------------------------------------------------------------------------------
        F. Curb and Gutter Construction

-----------------------------------------------------------------------------------------------------------------
        G. Alley Construction

-----------------------------------------------------------------------------------------------------------------
        H. Grading |_| Street |_| Alley
-----------------------------------------------------------------------------------------------------------------
           |_| Trees
        I.              |_| Planter Boxes
           |_| Hedges
-----------------------------------------------------------------------------------------------------------------
        J. |_| Fence |_| Wall
-----------------------------------------------------------------------------------------------------------------
        K. Other (Specify):

=================================================================================================================
15. Description of Proposed Work:                                                       16. Start Date:

                                                                                        -------------------------
                                                                                        17. End Date:

-----------------------------------------------------------------------------------------------------------------
16. APPLICANT'S SIGNATURE: I have read and I understand the conditions set forth on this application. I further understand that penalties are provided for furnishing false information.

    AGENT'S SIGNATURE: /s/ [ILLEGIBLE]                                                  Date: 5 May 1999
                      ---------------------------------------------------------

    OWNER'S SIGNATURE:                                                                   Date:
                      ---------------------------------------------------------
=================================================================================================================

COMPLETE Page 4 If Trees, Rental of Public Space, Fuel Oil Tanks, & Parking Lot.

             CONDITIONS OF ALL PUBLIC SPACE APPLICATIONS AND PERMITS

      The applicant, or the applicants authorized agent, in affixing his or its signature hereto and in accepting any permit issued on the basis of this application, agrees that the applicant, and any person, firm or corporation employed by the applicant, when working on or occupying public space as authorized by the said permit, whether such work or occupancy is on, or above the surface of such space, will comply with the following conditions:

      (1) That the performance of such work or the occupancy of such space shall be strictly in accordance with the conditions set forth herein and on both sides of the permit authorizing such work or occupancy of public space.

      (2) That the performance of such work or the occupancy of such space as authorized by the said permit shall be in full compliance with all applicable laws and regulations of the District of Columbia.

      (3) That the applicant, at the risk and expense, guarantees that the public space occupied by the applicant or required for the performance of the work authorized by the said permit, at all times will be kept in a safe condition, and where the work aforesaid results in any excavation in any street, alley, sidewalk, or other public space, the applicant will insure that such excavation is kept in a safe condition until such street, alley, sidewalk, or other public space has been repaired or resurfaced by the District of Columbia. The repair or resurfacing of the street, alley, sidewalk or other public space made necessary by the excavation, will be performed by the District of Columbia at the expense of the applicant.

      (4) That the applicant guarantees that if, in the opinion of the Director of the Department of Transportation or his representative, any work performed in, or occupancy of, public space by him or on his behalf, in any manner becomes dangerous to, or interferes unnecessarily with, pedestrian or vehicular traffic, the applicant will take such action as, in the opinion of the said Director or his representative is necessary to remove such dangerous condition or unnecessary interference with traffic.

      (5) That the applicant will save harmless, indemnify and keep indemnified the District of Columbia, its officers and employees, from all claims, suits, charges, counsel fees, and judgments to which the said District, its officers and employees may be subject, on account of injury to persons or damage to property, including property of the District of Columbia, due to negligence of the applicant, or occasioned by work not authorized by said permit, or resulting from failure to observe and comply with terms and conditions of this application.

      (6) That the applicant agrees that the backfilling of any excavation made by him or on his behalf will be performed in the manner prescribed below and should any settlement or sinking resulting from backfilling occur within two (2) years after the District of Columbia, at the applicant's expense, has repaired or resurfaced the surface of the public space in which excavation was made, the applicant nevertheless will save harmless, indemnify and keep indemnified the District of Columbia from any injury, loss, cost, or damage occasioned by a physical change in such repaired or resurfaced public space.

      Should repairs become necessary over said excavation during the aforementioned period due to settlement, of said excavation occasioned by improper excavation work or backfilling, the necessary re-excavation and repair shall be done by the District of Columbia and the cost thereof shall be charged to the applicant.

      (7) That the applicant agrees that all portions of the street excavated will be put in as good condition as before the excavation was made and that such excavation will be backfilled within twenty-four (24) hours after approval by the District, (if required) of the construction, connections or repairs installed or made therein, such backfilling not to extend more than two inches (2") above the adjoining pavement or surface and to be thoroughly compacted in such manner as to avoid any sinking or settlement either of the backfill or of any pavement laid thereon for a period of two (2) years after the area over such excavation has been repaired or resurfaced by the District.

      (8) That the applicant agrees that on each day any work is to be performed under the authority of this permit, he will notify the Office of Coordinator of Underground Construction, prior to the commencement of such work, of all locations at which any of the said work is to be performed, and whether such work is new work or work already in progress.

      SPECIAL ATTENTION. -- In addition to the requirements of Standard Specifications of the Department of Transportation regarding work on Saturdays, Sundays, or legal holidays, the permittee is advised that no work shall be performed under the permit on Saturdays, Sundays, or legal holidays except with the consent of the Department of Transportation.

 CONDITIONS OF EXCAVATION IN PUBLIC SPACE AND TREATMENT OF TREES IN PUBLIC SPACE

      (1) No cut will be made in a roadway or alley unless material to complete the job is on hand or immediately available, that work will be carried to completion in the shortest possible time, and that there will be no interference with traffic unless such interference is specifically Authorized by the Director of the Department of Transportation or his representative.

      (2) A clear, safe pedestrian passageway not less than 6 feet wide, in line with any existing sidewalk will be provided at all times unless otherwise authorized by the Director of the Department of Transportation or his representative.

      (3) The applicant will not cut or injure trees, or pile earth or other material within 3 feet of trees unless such trees are properly protected in a manner approved by the Director of the Department of Transportation or his representative.

      (4) No existing underground construction will be interfered with.

      (5) All pipes and conduits except as otherwise specified in Section 408-2 of D.C. Plumbing Code, will be laid not less than 30 inches below any roadway, not less than 24 inches below grade on other public space, except that street light conduits may be laid not less than 18 inches below any approved grade, unless otherwise authorized.

      (6) Surface (lawns, grass, shrubs, sidewalks, etc.) will be restored upon completion of work.

                CONDITIONS OF TREATMENT OF TREES IN PUBLIC SPACE

      (1) All material, equipment, surplus excavated material, debris, etc., will be removed from public space as soon as possible, consistent with working hours and conditions, within three working days following the completion of the work authorized by the permit.

      (2) In the event the District of Columbia, as a consequence of any failure of the applicant to maintain the public space in a safe condition, is required to repair said public space, such repair by the District of Columbia shall be at the applicant's expense and the applicant agrees to reimburse the District of Columbia for all costs of such repair and shall not be relieved of responsibility for maintaining said public space in safe condition, by reason of any such repair.

   CONDITION OF ERECTING OR REPAIRING RETAINING WALLS, FENCES, COPINGS, LEADS
           AND STEPS, PLANT HEDGES, OR PAVED PARKING IN PUBLIC SPACE:

      The fence, wall, copings, leads, steps, or hedges will not obstruct entrance to any accessible parking area required by the Zoning Regulations of the District of Columbia.

                    CONDITIONS OF GRADING STREETS OR ALLEYS:

      (1) All trees, stumps and underbrush are to be removed from the sub-grade.

      (2) The alley or street when graded will be left in a safe, smooth, and well-drained condition so that no water will be impounded.

      (3) Notify Grading Engineer of the Street Division at least ten (10) days prior to starting this grading work. Notify the Chief Inspector of Street Division twenty-four (24) hours in advance of starting the work. The permit will be delivered on the job by the inspector.

     CONDITIONS OF CONSTRUCTING SIDEWALK, CURB & GUTTER, ALLEY OR DRIVEWAY:

      (1) The work will be done at the whole risk and cost of the property owner, in accordance with Standard Specifications of the District of Columbia, and under the supervision of the Department of Transportation, Street Division, and will conform to line and grade furnished by the said Department, and the owner will assume responsibility for all damages to persons or property occurring as a consequence of the use of public space.

      (2) The permit is to be delivered by a District representative, to the applicant or his agent at the site of the work, and, until so delivered, no operations thereunder, other than the necessary grading of the sidewalk may be performed by the applicant or his agent. The applicant or his agent will notify the engineer of Streets not less than twenty-four hours prior to the scheduled commencement of the work authorized by the permit of the time when construction operations are to commence, in order that the District representative may deliver the said permit.

                CONDITION OF CONSTRUCTING OR REPAIRING DRIVEWAY:

      In the event the District of Columbia, as a consequence of any failure of the applicant to maintain the public space comprising applicant's driveway in a safe condition, is required to repair said public space, such repair by the District of Columbia shall be at the applicant's expense and the applicant agrees to reimburse the District of Columbia for all costs of such repair and shall not be relieved of responsibility for maintaining said public space in safe condition, by reasons of any such repair.

             CONDITIONS OF RENTAL OF PUBLIC SPACE AND SIDEWALK CAFE:

      (1) The applicant understands that the rental of public space is temporary and that no right, title, or interest in such public space is conveyed by the permit.

      (2) The Director of Department of Transportation may, by written notice, require the permittee to vacate all or part of the rented public space at any time. Upon demand to vacate such public space, the permittee will promptly remove any personal property on the rented space, or reimburse the District for the cost of moving such property.

      (3) The permittee shall have no recourse against the District of Columbia, the United States, the officers or agents of District of Columbia, the officers or agents of the United States for any loss or damage occasioned by the permittee being required to vacate all or any part of the surface space which he had been granted permission to use.

      (4) All provisions of Article 43 of the D.C. Police Regulations will be strictly adhered to.

      (5) Plans, permits and letters of approval from the Public Space Committee must be kept on the rented public premises at all times.

                                    ----------------------------------------
                                    H.P.A. No.:      O.G. No.:     S.L. No.:

(DO NOT WRITE IN SHADED AREAS)      ----------------------------------------

=============================================================================================================
(B) TREES (COMPLETE ITEMS 19 THRU 22)
=============================================================================================================
19. Type of Work:                     20. Number of Trees:       21.  Type of Trees:     22. Name of Trees:
    |_| New Building  |_| Removal                                     |_| Curb
    |_| Driveway      |_| Planting                                    |_| Parking
    |_| Trimming
=============================================================================================================
(C) RENTAL OF PUBLIC SPACE. SIDEWALK CAFE, PARKING LOT, FUEL OIL TANK
    (COMPLETE ITEMS 23 THRU 29)
=============================================================================================================
23. Insurance Company's Name:               24. Policy or Certificate Number:            25. Expiration Date

-------------------------------------------------------------------------------------------------------------
26. Type of Sidewalk Cafe:  27. Length of Rental Period:  28. Hours of Weekday Use:  29. Hours of Weekend Use
    |_| Enclosed                                              From _____ to _____        From _____ to _____
    |_| Unenclosed
=============================================================================================================
(D) APPROVALS (OFFICIAL USE ONLY)
=============================================================================================================
|_| PERMIT CONTROL                                          DPW - PUBLIC SPACE WIDTHS/RESTRICTIONS
-------------------------------------------------------------------------------------------------------------
1. Fine Arts by: __________________ Date: _________
2. Land Mark by: __________________ Date: _________    Street Name: _________________________________________
3. PADC by: _______________________ Date: _________    Street Width: ________________________________________
4. WMATA by: ______________________ Date: _________    Road Width: __________________________________________
                                                       Sidewalk Width: ______________________________________
5. Control by: ____________________ Date: _________    Parking: _____________________________________________
                                                       Restrictions: ________________________________________
-------------------------------------------------------------------------------------------------------------
  |_| DPW WATER/SEWER          |_| ZONING                             |_| STREETSCAPE
-------------------------------------------------------------------------------------------------------------
Approved by:      Date:       District:       By:      Date:         Approved by:          Date:

-------------------------------------------------------------------------------------------------------------
                                                                     PUBLIC SPACE APPROVAL STAMP
Restrictions of Permit:                                      ------------------------------------------------


                                                                           Deposit Number:
                                                             ------------------------------------------------

=============================================================================================================
(E) FINAL APPROVAL FOR PERMIT ISSUANCE (OFFICIAL USE ONLY)
=============================================================================================================
      Permit Type                   Approved by    Approval    Deposit Amount    Permit Number    Expiration
                                                     Date            ($)                              Date
-------------------------------------------------------------------------------------------------------------
Temporary Occupancy

-------------------------------------------------------------------------------------------------------------
Excavation, Sweeping and Storing

-------------------------------------------------------------------------------------------------------------
Construct Sidewalks,
Curbs, Gutter Alley
-------------------------------------------------------------------------------------------------------------
Walls, Fences, Copings
Landscapes, Plant
Hedges, Paved Parking
-------------------------------------------------------------------------------------------------------------
Trees

-------------------------------------------------------------------------------------------------------------
Driveway Construction

-------------------------------------------------------------------------------------------------------------
Sidewalk Gate

-------------------------------------------------------------------------------------------------------------
Other

-------------------------------------------------------------------------------------------------------------

                      -------------------------------------
                                   EXHIBIT A-2
                                       TO
                                SECOND AMENDMENT
                                       TO
                               AGREEMENT OF LEASE
                                   (COVENANT)
                      -------------------------------------

                     GOVERNMENT OF THE DISTRICT OF COLUMBIA
                 DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
                                WASHINGTON, D.C.

                    COVENANT FOR USE OF SPECIAL MATERIAL ON
                          THE SIDEWALK AND/OR PARKING

KNOW ALL PERSONS BY THESE PRESENTS:

      WHEREAS, 1112 Nineteenth Street Associates are the Owner(s) of the following described property in Washington, D.C. located at the following street address: 1112 19th Street N.W. Washington, D.C.; Lot 877, Square 117, hereafter referred to as "said property"; and

      WHEREAS, the Owner(s) of said property(ies) has applied to the District for the issuance of a public space permit in accordance with the provisions of 24 DCMR Chapter 1, Section 100.1 ET SEQ, (1985) as amended; and

      WHEREAS, the Owner(s) of said property(ies) has requested that the District authorize the use of nonstandard paving materials for paving of the public parking, sidewalks, and (other public space), hereinafter referred to as "abutting public spaces," as described in Exhibit A attached hereto; and

      WHEREAS, the Owner(s) of said property(ies) has submitted a proposal, hereinafter referred to as "the paving proposal: attached hereto as Exhibit B, for the use of nonstandard materials for paving said abutting public space; and

      WHEREAS, the rules and regulations of the District of Columbia authorize the Mayor, or his agent, designee, or representative to impose such conditions on the issuance of said permit as the Mayor may require, 24 DCMR Chapter 1,
Section 100.1 ET SEQ, (1985), as amended; and

      WHEREAS, the District has reviewed and accepted said proposal (as amended); and

      WHEREAS, the Owner(s) of said property(ies) desires to meet the conditions and requests of the District by complying with all of the terms and conditions of said permit.

      NOW, THEREFORE, in consideration of the foregoing and in consideration of the issuance of the permit for construction, the Owner(s), for themselves, their heirs, successors and assignee does hereby declare that said property shall be held transferred, sold and conveyed subject to the restrictions hereto set forth to wit:

1. That no right, title, or interest of the public as thereby acquired, waived or abridged.

2. That the Owner(s) shall pave the abutting public space in accordance with the requirements set forth in the permit conditions and in accordance with the paving proposal attached hereto as Exhibit B.

3. That the District has the legal right to authorize work and/or issue permits for cuts to be made in the said paving and will do so without the permission of, or notice to, the property owner.

4. That, without prior notice from the District of Columbia, the Owner(s) shall maintain and repair the abutting public space until such time, and upon such conditions as the District may require to extinguish said covenant;

5. That the Owner(s) shall maintain and keep abutting public space to a clean and safe condition at all times, without the need of prior notice by the District.

6. That repair(s) of aforesaid public space undertaken by the Owner(s) shall be made pursuant to a permit issued by the District of Columbia. Repairs shall be made by and at the expense and risk of the Owner(s).

7. That whenever the Mayor finds that said paving is in such condition as to be immediately dangerous to persons or property, upon notice so to do, the Owner(s) will make the pavement safe and secure within 72 hours of the date said notice is served. That in a case where the public safety requires immediate action, the Mayor may use such materials, equipment, workmen and assistants as may be necessary, to make the paving safe and secure.

8. That the Owner(s) agrees to stockpile the original paving material at a minimum of ten percent of the total paved area and to retain this percentage of stockpiled materials on site for all future repairs.

DPW-90-300
(4/3/90)

9. That if the District must authorize or perform excavations in said public space for the purpose of maintaining, repairing, or installing utilities in said abutting public space, or for any other public purpose, the Owner(s) agrees to supply the District with such quantities of stockpiled materials as are needed to complete repairs. The Owner(s) shall supply said stockpiled materials within 72 hours of the District's request therefore.

10. The Owner(s) hereby relieves the District of all duty to repair or maintain said abutting public space until such time, and upon such condition as the District agrees to extinguish these covenants.

11. That upon the failure of the Owner(s) to repair or maintain said abutting public space in a safe condition, or the failure of the Owner(s) to supply stockpiled materials for utility cut repairs, the District has the right to cause temporary or permanent repairs using asphalt or standard paving materials.

12. That the Owner(s) shall reimburse the District for any expense the District occurs in making any repairs to abutting public spaces.

13. That the Owner(s) shall indemnify and save harmless the District and all of its officers, agents, and servants against any and all claims or liability from whatever sources whatsoever, arising from, [ILLEGIBLE] on or, as a result of any act, occurrence, or default of the Owner(s) as designing, constructing, paving, [ILLEGIBLE] or repairing said abutting public space.

14. That the District shall have the right to extinguish this Covenant at any time and repave said abutting public space using District standard materials.

15. That the written consent of the District shall be required prior to the extinguishment of any of the covenants described herein in a document recordable at the office of the Recorder of Deeds for the District of Columbia and recorded at no expense to the District. Such consent to extinguishment shall be given at such time as the District shall issue a permit enabling the Owners to replace the nonstandard paving materials with District standard materials. The cost of repaving said abutting public space with standard District paving materials shall be borne by the Owner(s).

16. That the covenants contained herein shall be deemed real covenants and shall run with the land and shall bind the Owner(s) and their heirs, successors and assigns.

17. That the District shall have the right to specifically enforce this Declaration.


                           [SIGNATURE PAGE TO FOLLOW]

                        (SIGNATURE PAGE - JOINT VENTURE]

      IN WITNESS WHEREOF, the undersigned joint venture, the owner of Lot(s)____ in Square(s) ___________, has caused these presents to be executed in its name, and does hereby constitute and appoint ___________ as its true and lawful attorney-in-fact for itself and in its name to appear before any officer authorized by law to take and certify acknowledgements and then and there to acknowledge and deliver these presents as its act and deed.

                                         1112 19th Street Associates
                                         ---------------------------------------
                                         Joint Venture
Witness:


/s/ L.A. Johnson                      By: Thaddeus A. Lindner, by [ILLEGIBLE]
-------------------------------           --------------------------------------
                                          Title
Corporate Seal (if applicable)

Witness:


/s/ L.A. Johnson                      By: Sergius Gambal, by [ILLEGIBLE]
-------------------------------           --------------------------------------
                                          Title
Corporate Seal (if applicable)

         DISTRICT OF COLUMBIA,
         as:

      I, L. A. Johnson, a Notary Public, in and for the District of Columbia, do hereby, certify that Russel C. Lindner as agent for Thaddeus A. Lindner and Sergius Gambal being personally well-known to me as the authorized representative(s) of 1112 19th Street Associates, a joint venture, a party to the foregoing attached Covenant bearing the date of the _______ day of _________________, 19 _____, and the owner of Lot(s) __________ in Square(s)
___________, appeared before me and acknowledged said Declaration to be the joint venture's act and deed.

      Given under my hand and seal this 5th day of May, 1999.

                                         /s/ L. A. Johnson
                                         ---------------------------------------
                                         Notary Public

My Commission Expires: 11/30/99

                                                      L. A. Johnson
                                           Notary Public, District of Columbia
                                         My Commission Expires November 30, 1999

                     (SIGNATURE PAGE - DISTRICT OF COLUMBIA)

      IN WITNESS WHEREOF, the Mayor of the District of Columbia, having first considered and approved the foregoing Covenants, has directed the execution thereof in the name of said District of Columbia, by the Secretary of the District of Columbia, who has hereto set his hand and affixed the seal of the District of Columbia hereto under authority of the Act of Congress entitled "An Act to Relieve the Commissioners of the District of Columbia of Certain Ministerial Duties" approved February 11, 1932.


                                        DISTRICT OF COLUMBIA
                                        (a municipal corporation)


WITNESS:                            By:
                                        ----------------------------------------
                                        Secretary,
                                        District of Columbia
(CORPORATE SEAL)


DISTRICT OF COLUMBIA, as:

      I, ____________________________, a Notary Public in and for the
District of Columbia, do hereby certify that _____________________________________, who is personally well-known to me as the person named as Secretary of the District of Columbia in the foregoing Covenant bearing date on the _______ day of _________________, 19 ____, and hereunto annexed, personally appeared before me in said District and, as Secretary aforesaid, and by virtue of the authority in him vested, acknowledged the same to be the act and deed of the Mayor of the District of Columbia.

      Given under my hand and seal this _______ day of _______________, 19 ____.


                                         ---------------------------------------
                                         Notary Public

My Commission Expires: ___________________________________

APPROVED:

-------------------------------------
Deputy Corporation Counsel

                              PUBLIC SPACE COVENANT

                               Table of Exhibits

1. Exhibit A - Metes and bounds description of the area to be paved.

2. Exhibit B - A written description of the materials to be used, total square footage to be paved, and any details pertinent to the execution of the pavement proposal.

                                    GUARANTY

      THIS GUARANTY is made and entered into as of the 8th day of July, 1998, by The New York Restaurant Group, Inc., a Delaware corporation ("Guarantor"), to and for the benefit of 1112 Nineteenth Street Associates, a D.C. joint venture, and its successors and assigns ("Landlord").

                                   BACKGROUND

      A. Concurrently with the execution of this Guaranty, Landlord and S & W D.C., L.L.C., a Delaware limited liability company ("Tenant") have entered into that certain Agreement of Lease of even date herewith (the "Lease"), regarding certain premises located in 1112 19th Street, N.W., Washington, D.C. (the "Premises") and more fully described in the Lease.

      B. Guarantor owns all of the interests in stock of Tenant and therefore has a direct financial interest in Tenant.

      C. The parties recognize that Landlord agreed to the Lease solely because Guarantor agreed to guaranty the timely payment and performance of all of the obligations of Tenant and its successors and assigns under the Lease, and that such guaranty was and is a material inducement to the execution and delivery of the Lease by Landlord.

      D. Guarantor warrants and acknowledges that because of its financial interest in Tenant and in the benefits and advantages which will result from the Lease, it is and will be significantly benefited by the Lease.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and as an inducement for the granting, execution and delivery of the Lease, the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby unconditionally and irrevocably guarantees, promises and agrees as follows:

      1. GUARANTY OF PAYMENT AND PERFORMANCE.

            (a) Guarantor hereby guaranties to Landlord, absolutely, unconditionally and irrevocably, (a) the full and prompt payment of all sums which may at any time become due under the Lease, including, but not limited to, Base Rent, Percentage Rent and Additional Rent, and all other sums and charges (collectively referred to as "Tenant's Monetary Obligations") which the Tenant is obligated to pay to or on behalf of Landlord or to pay to third parties under the provisions of the Lease, and (b) the full and timely performance and observance of all of the covenants, terms, conditions and agreements provided in the Lease to be performed and observed by Tenant (collectively referred to as "Tenant's Non-Monetary Obligations"). Guarantor hereby covenants and agrees to and with Landlord that if at any time Tenant shall fail to make payment when due of any of Tenant's Monetary Obligations, or if at any time Tenant shall fail to perform and observe when and as required any of the Tenant's Non-Monetary Obligations, Guarantor shall forthwith pay the Tenant's Monetary Obligations to Landlord and any arrears thereof, and shall forthwith faithfully and punctually perform and fulfill all of the Tenant's Non-Monetary Obligations and, in addition thereto, shall forthwith pay to Landlord all reasonable attorneys' fees and disbursements incurred by Landlord or caused by any such default or the enforcement of this Guaranty.

            (b) Guarantor covenants that, within one hundred twenty (120) days after the end of each calendar year, it shall furnish Landlord current, certified financial statements satisfying the requirements of Paragraph 30.2 of the Lease.

      2. NATURE OF GUARANTY. This Guaranty is an absolute and unconditional guaranty of payment (and not merely of collection) and of performance of Tenant, its successors and assigns under or pursuant to the Lease. The liabilities of Guarantor are primary, irrevocable and co-extensive with that of Tenant and also joint and several with that of Tenant and one another, and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of, or the failure to assert by Landlord, against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any non-liability of Tenant under the Lease, whether by insolvency, discharge in bankruptcy, or any other defect or defense which may now or hereafter exist in favor of Tenant.

      3. CONTINUING GUARANTY. This Guaranty shall be a continuing guaranty, and it is expressly agreed that the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of (a) any assignment, renewal, modification, amendment, extension or waiver of the Lease or any of the terms, covenants and conditions thereof, even if the effect of such assignment, renewal, modification, amendment, extension or waiver shall be to increase the obligations of Guarantor hereunder, or (b) any extension of time that may be granted by Landlord to Tenant, or (c) any consent, release, indulgence or other action, inaction or omission under or in respect of the Lease, or (d) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (e) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Tenant, or (f) any obligation under the Lease being or becoming unenforceable, whether or not notice of any of the events described in this paragraph 3 is given to Guarantor.

      4. BANKRUPTCY. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute any obligation to make such repayments if it in good faith believes that any such obligation exists.

      5. NO WAIVER. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      6. MODIFICATION. No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless in writing and signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which it is given.

      7. REMEDIES. All of Landlord's rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

      8. NO SUBROGATION. No payment or performance by Guarantor pursuant to any provision hereof or otherwise shall entitle Guarantor, by subrogation or otherwise, to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment of all sums and fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Tenant and its successors or assigns under the Lease.

      9. ESTOPPEL. Guarantor agrees that it will, at any time and from time to time, within ten (10) days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the "Premises", the "Building" or the "Land" (as those terms are defined in the Lease) from or through Landlord or by the holder of any mortgage or prospective holder of any mortgage or of any interest therein.

      10. SPECIFIC PERFORMANCE. Guarantor covenants, warrants and agrees with Landlord, and is hereby irrevocably estopped from denying, that the subject matter of this Guaranty is unique, that any failure to perform the covenants, agreements, conditions and obligations under this Guaranty shall cause irreparable injury and damage to Landlord, and that, accordingly, in addition to and without limiting, reducing, altering, or otherwise affecting any of the rights of Landlord at law or in equity to seek damages or other relief, Landlord shall have the right to obtain from any court of competent jurisdiction an order or decree compelling specific performance by Guarantor of this Guaranty and of all the obligations, undertakings, conditions, agreements, covenants and other provision of this Guaranty.

      11. SEVERABILITY. If any provision of this Guaranty shall be declared to be unenforceable in whole or in part by a court of competent jurisdiction, that part of this Guaranty found to be unenforceable shall be deemed stricken and severed and the remaining provisions and portions shall continue in full force and effect.

      12. SUCCESSORS AND ASSIGNS. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Landlord and its successors and assigns, and shall be binding upon and enforceable against Guarantor and its legal representatives, successors and assigns.

      13. GOVERNING LAW. This Guaranty, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the District of Columbia (and without regard to any conflicts-of-law principles). Should any provision of this Guaranty require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the provisions hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Guaranty and that each party consulted legal counsel before the execution of this Guaranty.

      14. LANDLORD'S SIGNATURE NOT NECESSARY. This Guaranty may be enforced by Landlord without the necessity of its signature appearing hereon.

      15. NOTICES. Any notice provided, required or permitted to be given by either party to the other under this Guaranty must be in writing, and may be served (i) by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified, with return receipt requested; (ii) by hand-delivery with a receipt therefor; (iii) by nationally recognized overnight delivery service, such as Federal Express, Purolator or Emery; or (iv) by telecopy or facsimile service. For purposes of notices, the addresses of the parties shall be as follows:

      If to Landlord:

             2145 K Street, N.W.
             Washington, D.C. 20037
             Attn: Mr. Thaddeus A. Lindner
                   Mr. Sergius Gambal
             Facsimile: (202) 778-1656

             with copies to:

             Mr. Russell C. Lindner
             The Forge Company
             2145 K Street, N.W.
             Washington, D.C. 20037
             Facsimile: (202) 778-1656

                   -and-

             Jerry R. O'Conor, Esquire
             Tucker, Flyer & Lewis, P.C.
             1615 L Street, N.W., Suite 400
             Washington, D.C. 20036-5612
             Facsimile: (202) 429-3231

If to Guarantor:

             The New York Restaurant Group, Inc.
             1114 First Avenue, 6th Floor
             New York, New York 10021
             Attn: Mr. James Dunn, President
             Facsimile: (212) 758-6027

             with copies to:

             Joseph E. Porcelli, Esquire
             Maloney & Porcelli
             225 Broadway, Suite 2812
             New York, New York 10007-3065
             Facsimile: (212) 227-8795

                   -and-

             The New York Restaurant Group, Inc.
             1114 First Avenue, 6th Floor
             New York, New York 10021
             Attn: Mr. Mark Levine
             Facsimile: (212) 758-6027

Either party may, by written notice to the other, designate a new address to which such notices shall be directed. All notices shall be effective upon receipt or refusal to accept receipt. If any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Premises or any part thereof, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such mortgagee in the manner prescribed in this Section at such address as such mortgagee shall designate.

      16. GUARANTOR'S AUTHORITY. Guarantor shall, concurrently with the signing of this Guaranty, furnish to Landlord certified copies of the resolutions of its board of directors authorizing Guarantor to enter into this Guaranty. Moreover, each individual executing this Guaranty on behalf of Guarantor hereby represents and warrants that (i) he or she is duly authorized to execute and deliver this Guaranty, (ii) Guarantor is a duly organized corporation under the laws of the State of Delaware, is qualified to do business in the District of Columbia, is in good standing under the laws of the State of Delaware and the laws of the District of

Columbia, and has the power and authority to enter into this Lease, and (iii) all corporate action requisite to authorize Guarantor to enter into this Guaranty has been duly taken.

      17. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and none of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Receipt by Landlord of any Base Rent, Percentage Rent, or Additional Rent with knowledge of the breach of any provisions hereof shall not constitute a waiver of such breach and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing.

      18.1 WAIVER OF JURY TRIAL, ETC. TO INDUCE LANDLORD TO ENTER INTO THE GUARANTY, GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN GUARANTOR AND LANDLORD OR ITS SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THE LEASE, THIS GUARANTY OR ANY OF ITS PROVISIONS OR ANY OTHER DOCUMENTS RELATING THERETO. IT IS AGREED AND UNDERSTOOD THAT ANY ACTION, SUIT OR PROCEEDING PERTAINING TO THIS GUARANTY OR THE LEASE SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY, AND THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS, SUITS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY OR THE LEASE. GUARANTOR ACKNOWLEDGES THAT THE PARTIES WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THE RIGHT TO A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH COUNSEL. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A SPECIFIC AND MATERIAL ASPECT OF THE AGREEMENT BETWEEN THE PARTIES AND THAT LANDLORD WOULD NOT ENTER INTO THE LEASE WITH THE TENANT IF THIS GUARANTY WERE NOT EXECUTED AND DELIVERED.

      18.2 CONSENT TO JURISDICTION. LANDLORD AND GUARANTOR EACH CONSENTS TO AND SUBMITS TO IN PERSONAM JURISDICTION AND VENUE IN THE DISTRICT OF COLUMBIA, AND IN THE FEDERAL DISTRICT COURTS WHICH ARE LOCATED IN THE DISTRICT OF COLUMBIA. LANDLORD AND GUARANTOR EACH ASSERTS THAT IT HAS PURPOSEFULLY AVAILED ITSELF OF THE BENEFITS OF THE LAWS OF THE DISTRICT OF COLUMBIA AND WAIVES ANY OBJECTION TO IN

PERSONAM JURISDICTION ON THE GROUNDS OF MINIMUM CONTACTS, WAIVES ANY OBJECTION TO VENUE, AND WAIVES ANY PLEA OF FORUM NON CONVENIENS, THIS CONSENT TO AND SUBMISSION TO JURISDICTION IS WITH REGARD TO ANY ACTION RELATED TO THIS LEASE. REGARDLESS OF WHETHER LANDLORD OR GUARANTOR'S ACTIONS TOOK PLACE IN THE DISTRICT OF COLUMBIA OR ELSEWHERE IN THE UNITED STATES, THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE, AND DOES NOT PRECLUDE THE OTHER PARTY FROM OBTAINING JURISDICTION OVER GUARANTOR OR LANDLORD IN ANY COURT OTHERWISE HAVING JURISDICTION.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                         GUARANTOR:

ATTEST:                                  The New York Restaurant Group, Inc.,
                                         a Delaware corporation


/s/ Mark Levine                          By: /s/ James Dunn
-------------------------------------        -----------------------------------
                            Secretary    Name: James Dunn
                                               ---------------------------------
                                         Title: President
                                                --------------------------------


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